UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Evelo Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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PRELIMINARY PROXY MATERIALS

SUBJECT TO COMPLETION, DATED APRIL 18, 2023

Evelo Biosciences, Inc.

620 Memorial Drive

Cambridge, MA 02139

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2023

NOTICE HEREBY IS GIVEN that the Annual Meeting (“Annual Meeting”) of Stockholders of Evelo Biosciences, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 8, 2023 at 3:00 p.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/EVLO2023. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information about the Annual Meeting and Voting – How can I attend and vote at the Annual Meeting?”

The Annual Meeting is being held:

1.     to elect Juan Andres, Julie H. McHugh and Robert L. Rosiello as Class II directors to serve until the Company’s annual meeting of stockholders to be held in 2026 and until their respective successors have been duly elected and qualified;

2.     to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.     to approve an amendment and restatement of the Evelo Biosciences, Inc. 2018 Incentive Award Plan (the “2018 Plan”) to increase the number of shares of our common stock, par value $0.001 per share (“Common Stock”), available for issuance thereunder and to extend the term of the 2018 Plan;

4.     to approve amendments to our restated certificate of incorporation to effect a reverse stock split of our Common Stock at a ratio ranging from any whole number between 1-for-2 and 1-for-20, as determined by our Board of Directors (the “Board”) in its discretion, subject to the Board’s authority to abandon such amendments;

5.     to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4; and

6.     to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of our Common Stock as of the close of business on April 17, 2023 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to mthorell@evelobio.com, stating the purpose of the request and providing proof of ownership of the Company’s stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on the Notice Regarding the Availability of Proxy Materials that you received, on your proxy card or on the materials provided by your bank or broker. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Whether or not you plan to attend the Annual Meeting online, please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors,

Marella Thorell
Chief Financial Officer & Treasurer

Cambridge, Massachusetts

April [    ], 2023

This Notice of Annual Meeting of Stockholders and Proxy Statement are being first distributed or made available, as the case may be, on or about April [    ], 2023.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:

This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

Page
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
PROPOSAL 1 - ELECTION OF DIRECTORS	9
Board Size and Structure	9
Current Directors and Terms	9
Nominees for Director	9
Information About Board Nominees and Current and Continuing Directors	9
Nominees for Election to Three-Year Terms Expiring at the 2026 Annual Meeting	10
Class III Directors Whose Terms Expire at the 2024 Annual Meeting	11
Class I Directors Whose Terms Expire at the 2025 Annual Meeting	12
Board Diversity	13
Board Recommendation	13
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	14
Appointment of Independent Registered Public Accounting Firm	14
Independent Registered Public Accounting Firm Fees	14
Pre-Approval Policies and Procedures	15
Board Recommendation	15
Audit Committee Report	15
PROPOSAL 3 - APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE EVELO BIOSCIENCES, INC. 2018 INCENTIVE AWARD PLAN	17
Overview	17
Amendment and Restatement of the 2018 Plan	17
Summary of the 2018 Plan	19
Interests of Certain Persons in the Amendment and Restatement of the 2018 Plan	22
Federal Income Tax Consequences	22
Plan Benefits	24
Additional Prior Award Information	25
Board Recommendation	25
PROPOSAL 4 - APPROVAL OF AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK	26
General	26
Purpose of the Reverse Stock Split	26
Board Discretion to Implement the Reverse Stock Split	28
Risks Associated with the Reverse Stock Split	29
Principal Effects of the Reverse Stock Split	30
Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates, if Applicable	32
Fractional Shares	33
No Appraisal Rights	34
No Going Private Transaction	34
Interests of Certain Persons in the Proposal	34
Anti-takeover Effects of Proposed Amendment	34
Accounting Treatment of the Reverse Stock Split	34
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split	35
Board Recommendation	37
PROPOSAL 5 - APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSAL 4	38
Background of and Rationale for the Adjournment Proposal	38
Board Recommendation	38

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Evelo Biosciences, Inc.

620 Memorial Drive

Cambridge, MA 02139

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2023

This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2022 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the Board of Directors (the “Board of Directors” or “Board”) of Evelo Biosciences, Inc., a Delaware corporation (the “Company”, “Evelo”, “we,” “us” or “our”) in connection with our 2023 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April [     ], 2023.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, June 8, 2023 at 3:00 p.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/EVLO2023 and entering your 16-digit control number included in the Notice Regarding the Availability of Proxy Materials (the “Notice and Access Card”) that you received, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on April 17, 2023 (the “Record Date”).

Why hold a virtual meeting?

We believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders, enabling increased stockholder attendance and participation because stockholders can participate from any location around the world. Additionally, we believe a virtual format significantly contributes to our efforts to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/EVLO2023. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions below.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

•	Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.

•

Proposal No. 3: Approval of an amendment and restatement of the Evelo Biosciences, Inc. 2018 Incentive Award Plan (the “2018 Plan”) to increase the number of shares of our common stock, par value $0.001 per share (“Common Stock”), available for issuance thereunder and to extend the term of the 2018 Plan.

•

Proposal No. 4: Approval of amendments to our restated certificate of incorporation (“Certificate of Incorporation”) to effect a reverse stock split of our Common Stock at a ratio ranging from any whole number between 1-for-2 and 1-for-20, as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendments (the “Reverse Stock Split Proposal”).

•

Proposal No. 5: Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4 (the “Adjournment Proposal”).

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. In addition to reducing our costs and potentially increasing stockholder access to such documentation, we believe that the reduced printing and production loads will have positive environmental impact, including by lessening waste and conserving energy and other natural resources.

Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access Card provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign and date the proxy card, and return it in the envelope provided.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by completing, signing, dating and returning the enclosed proxy card in the enclosed envelope. Please also review the section below entitled “Householding of Proxy Materials” for additional information about other ways to limit or, alternatively, to facilitate, your household’s receipt of multiple sets of proxy materials.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our common stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 110,934,251 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name”, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on the Record Date. The meeting webcast will begin promptly at 3:00 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 2:45 p.m. Eastern Time, and you should allow ample time for the check-in procedures.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of such shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present in person, including by remote communication, or represented by proxy, constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Proposal No. 1 for the election of directors and Proposal No. 3 for the approval of an amendment and restatement of the 2018 Plan to increase the number of shares of our Common Stock available for issuance thereunder and to extend the term of the 2018 Plan are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, Proposal No. 4 for the approval of the Reverse Stock Split Proposal and Proposal No. 5 for the approval of the Adjournment Proposal are considered discretionary matters, and a broker will be permitted to exercise its discretion to vote uninstructed shares on such proposals.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person, including by remote communication, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares prior to the Annual Meeting or if I do not plan on attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically.

Stockholders of Record. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone - You can vote by telephone by calling 800-690-6903 and following the instructions on the proxy card;

•	by Internet - You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card; or

•	by Mail - You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time on June 7, 2023. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Annual Meeting?

We will be hosting the Annual Meeting via live audio webcast. Any stockholder can attend the Annual Meeting online at www.virtualshareholdermeeting.com/EVLO2023. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, then you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/EVLO2023.

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/EVLO2023 on the day of the Annual Meeting.

•	Webcast starts at 3:00 p.m. Eastern Time.

•	You will need your 16-Digit control number to enter the Annual Meeting.

•	Stockholders may submit questions while attending the Annual Meeting via the Internet.

•	Webcast replay of the Annual Meeting will be available at www.virtualshareholdermeeting.com/EVLO2023 for 30 days following the Annual Meeting.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name”, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “guest”, but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

What if during the check-in time or during the Annual Meeting, I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the nominees to the Board set forth in this Proxy Statement (Proposal 1).

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2).

•

FOR the approval of an amendment and restatement of the 2018 Plan to increase the number of shares of our Common Stock available for issuance thereunder and to extend the term of the 2018 Plan (Proposal 3).

•	FOR the approval of amendments to our Certificate of Incorporation to effect a reverse stock split of our Common Stock (Proposal 4).

•	FOR the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4 (Proposal 5).

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed

Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

Proposal No. 3: Approval of an amendment and restatement of the 2018 Plan to increase the number of shares of our Common Stock available for issuance thereunder and to extend the term of the 2018 Plan	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)

Proposal No. 4: Approval of amendments to our restated certificate of incorporation to effect a reverse stock split of our Common Stock	The affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting.	“FOR” “AGAINST” “ABSTAIN”	Have the same effect as votes “AGAINST” Proposal No. 4	Yes(4)

Proposal No. 5: Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

(1)

Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting. A vote marked as “withhold” will, therefore, not affect the outcome of this proposal.

(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.

(4)

As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal. We do not expect any broker non-votes on this proposal.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters. The Company will endeavor to answer as many questions submitted by stockholders as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•

related to material non-public information of the Company, including the status or results of our business since our most recent Annual Report on Form 10-K as updated by our subsequent public disclosures, if any;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?”.

Who will count the votes?

Representatives of Broadridge Investor Communication Solutions, Inc. (“Broadridge”) will tabulate the votes and act as inspector of election.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•

sending a written statement to that effect to the attention of Chief Financial Officer at our corporate offices or by electronic mail at mthorell@evelobio.com, provided such statement is received no later than June 7, 2023;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time on June 7, 2023;

•	submitting a properly signed proxy card with a later date that is received no later than June 7, 2023; or

•	attending the Annual Meeting, revoking your proxy and voting during the Annual Meeting.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy during the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission or facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call Marella Thorell at (610) 256-2806. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Size and Structure

Our Certificate of Incorporation as currently in effect provides that the number of directors shall be established from time to time by our Board of Directors. We currently have nine directors serving on the Board.

Our Certificate of Incorporation provides that the Board of Directors be divided into three classes, designated as Class I, Class II and Class III. Each class must consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board of Directors, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board of Directors will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. A director appointed by the Board of Directors to fill a vacancy will serve until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation or removal.

Current Directors and Terms

Our current directors and their respective classes and terms are set forth below.

Class II Directors - Current Term Ending at 2023 Annual Meeting	Class III Directors - Current Term Ending at 2024 Annual Meeting	Class I Directors - Current Term Ending at 2025 Annual Meeting
Juan Andres	Balkrishan (Simba) Gill, Ph.D.	Jose-Carlos Gutiérrez-Ramos, Ph.D.
Julie H. McHugh	John A. Hohneker, M.D.	Iain B. McInnes, M.B.Ch.B., Ph.D.
Robert L. Rosiello	Tonya Williams	Theodose Melas-Kyriazi

Nominees for Director

Mr. Juan Andres, Ms. Julie H. McHugh and Mr. Robert L. Rosiello have been nominated by the Board of Directors to stand for election. As the directors assigned to Class II, Mr. Andres, Ms. McHugh and Mr. Rosiello’s current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Mr. Andres, Ms. McHugh and Mr. Rosiello will each serve for a term expiring at the annual meeting of stockholders to be held in 2026 (the “2026 Annual Meeting”) and the election and qualification of his or her successor or until his or her earlier death, resignation or removal.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board of Directors. Alternatively, the proxies, at the Board of Directors’ discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees and Current and Continuing Directors

The following pages contain certain biographical information as of April 18, 2023 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

We believe that all of our directors and nominees: display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Nominees for Election to Three-Year Terms Expiring at the 2026 Annual Meeting of Stockholders

Class II Directors	Age	Director Since	Current Position at Evelo
Juan Andres	58	December 2019	Director
Julie H. McHugh	58	April 2021	Director
Robert L. Rosiello	65	April 2023	Director (Chairperson)

Juan Andres has served as a member of our Board of Directors since December 2019. Since October 2022, Mr. Andres has served as President, Strategic Partnerships and Enterprise Expansion at Moderna, Inc., a biotechnology company, and, from August 2017 to October 2022, served as the Chief Technical Operations and Quality Officer at Moderna. From January 2015 to June 2017, he was Global Head of Technical Operations at Novartis AG, a pharmaceutical company. From August 2005 to January 2015, Mr. Andres held roles of increasing responsibility at Novartis, including Group Quality Head, Global Head of Technical Research and Development, and Global Pharmaceutical Operations Head. Mr. Andres has served on the board of directors at Avantor, Inc., a chemicals and materials company, since September 2019. Mr. Andres holds a master’s degree in Pharmacy from Alcala de Henares University in Madrid, Spain and completed an advanced development program at London Business School. We believe Mr. Andres’ extensive technical operations experience in the biotechnology and biopharmaceutical industries qualifies him to serve on our Board of Directors.

Julie H. McHugh has served as a member of our Board of Directors since April 2021. From March 2010 to May 2013, Ms. McHugh was Chief Operating Officer of Endo Health Solutions, Inc., a pharmaceutical company. From January 2009 to September 2009, she served as the Chief Executive Officer of Nora Therapeutics, Inc., a biopharmaceutical company. Before that, Ms. McHugh was Company Group Chairman for the worldwide virology business unit of Johnson & Johnson, a medical device, pharmaceutical and consumer packaged goods company, and served as President of Centocor, Inc., a subsidiary of Johnson & Johnson. Ms. McHugh has served as the Chair of the board of directors of Ironwood Pharmaceuticals, Inc., a biopharmaceutical company, since April 2019 and on its board of directors since February 2014. She has also served on the board of directors of Lantheus Medical Imaging Inc., a diagnostic imaging agent and product company, since February 2017. From September 2014 to April 2021, she served as a director of Trevena, Inc., a biopharmaceutical company, and from May 2015 to November 2022, served as a director of Aerie Pharmaceuticals, a pharmaceutical company. Ms. McHugh received a B.S. in finance from Pennsylvania State University and an M.B.A. from Saint Joseph’s University. We believe Ms. McHugh’s extensive business experience in the biotechnology and pharmaceutical industries qualifies her to serve on our Board of Directors.

Robert L. Rosiello has served as a member of our Board of Directors since April 2023. Mr. Rosiello is an Executive Partner at Flagship Pioneering, a company that conceives, creates, resources, and develops first-in-category bioplatform companies to transform human health and sustainability. He joined Flagship in 2018 and focuses on building capability to help originate, manage, and grow new Flagship companies. From September 1984 to June 2015, Mr. Rosiello worked at McKinsey & Company advising CEOs and boards of leading health care, technology, and consumer companies. He served as a senior partner for 18 years and was a member of

McKinsey’s Senior Partner Review and Compensation Committees. From July 2015 to August 2016, Mr. Rosiello was both Executive Vice President and Chief Financial Officer at Valeant Pharmaceuticals, where he led the finance, human resources, and IT functions. He has served on the Board of Axcella Health, Inc. since October 2022. Mr. Rosiello received his B.A. in economics from the University of North Carolina, an M.Sc. in economics from the London School of Economics, and an M.B.A. from Harvard Business School. We believe that Mr. Rosiello’s extensive business and financial experience qualifies him to serve on our board of directors.

Class III Directors Whose Terms Expire at the 2024 Annual Meeting of Stockholders

Class III Directors	Age	Director Since	Current Position at Evelo
Balkrishan (Simba) Gill, Ph.D.	58	September 2015	Chief Executive Officer, President and Director
John A. Hohneker, M.D.	63	January 2021	Director
Tonya Williams	49	April 2022	Director

Balkrishan (Simba) Gill, Ph.D. has served as our Chief Executive Officer, President and a member of our Board of Directors since September 2015. Dr. Gill has also served as an Advisor Partner at Flagship Pioneering, an innovation enterprise that conceives, creates, resources and grows first-in-category life sciences companies, since 2015. From 2006 to 2015, Dr. Gill served as President and Chief Executive Officer of moksha8 Pharmaceuticals, Inc., a pharmaceutical company. Since 2017, Dr. Gill has served as a director of Foghorn Therapeutics, Inc., a biotechnology company. From 2016 to 2019, Dr. Gill served as a director at Realm Therapeutics PLC, a biopharmaceutical company. Dr. Gill received his Ph.D. from King’s College, London and his M.B.A. from INSEAD. We believe Dr. Gill’s knowledge and experience in the venture capital and pharmaceutical industries qualify him to serve on our Board of Directors.

John A. Hohneker, M.D. has served as a member of our Board of Directors since January 2021. Dr. Hohneker served as Chief Executive Officer and President of Anokion SA, a biotechnology company, from January 2018 to February 2021. Prior to joining Anokion SA, Dr. Hohneker served as Chief Executive Officer and President of Kanyos Bio, Inc., a pharmaceutical company, from January 2018 to August 2019, and was head of Research and Development at FORMA Therapeutics Inc., a biotechnology company, from August 2015 to January 2018. From 2001 to 2015, Dr. Hohneker held roles of increasing responsibility at Novartis AG, a pharmaceutical company, most recently as Senior Vice President and Global Head of Development, Immunology and Dermatology. Prior to joining Novartis, he held positions of increasing responsibility at Glaxo Wellcome and its legacy company, Burroughs Wellcome, both pharmaceutical companies. Dr. Hohneker has served on the Board of Directors of Aravive, Inc. since May 2021, Humanigen, Inc. since October 2021, and Curis, Inc. since December 2021, all public biotechnology companies. Dr. Hohneker received his B.A. from Gettysburg College and his M.D. from Rutgers Robert Wood Johnson Medical School. We believe Dr. Hohneker’s extensive business experience in the biotechnology and biopharmaceutical industries qualifies him to serve on our Board of Directors.

Tonya Williams has served as a member of our Board of Directors since April 2022. Since September 2022, Ms. Williams has served as President of Twill Strategies LLC, a public affairs consulting company. Ms. Williams is also currently an Adjunct Professor at the University of Pennsylvania and an advisor to Hangar Management LLC, a public sector investment firm. From January 2019 to September 2022, Ms. Williams served as Head of External Affairs and Corporate Responsibility at SoftBank Group International, an investment management and financial services firm. From December 2016 to April 2018, Ms. Williams was Vice President for Policy, Communications and Knowledge Analytics at the W.K. Kellogg Foundation. From 2011 to 2016, Ms. Williams worked in the U.S. White House as Director of Legislative Affairs for then-Vice President Joe Biden. Before that, Ms. Williams served as Chief of Staff to Congressman G.K. Butterfield in the U.S. House of Representatives from 2008 to 2011, and as Vice President of Intellectual Property Policy for North & South America at GlaxoSmithKline plc from 2007 to 2008. Ms. Williams also served as General Counsel to the President Pro Tempore of the North Carolina Senate from 2002 to 2007. Ms. Williams received a J.D. from the

University of North Carolina School of Law and a B.A. in political science from the University of North Carolina at Chapel Hill. We believe Ms. Williams’ extensive experience in government affairs, corporate responsibility and communications qualifies her to serve on our Board of Directors.

Class I Directors Whose Terms Expire at the 2025 Annual Meeting of Stockholders

Class I Directors	Age	Director Since	Current Position at Evelo
Jose-Carlos Gutiérrez-Ramos, Ph.D.	60	April 2022*	Director
Iain B. McInnes, M.B.Ch.B., Ph.D.	58	September 2021	Director
Theodose Melas-Kyriazi	63	February 2017	Director

*	Dr. Gutiérrez-Ramos previously served on our Board of Directors from June 2019 to February 2020.

Jose-Carlos Gutiérrez-Ramos, Ph.D. has served as a member of our Board of Directors since April 2022, and previously served on our Board of Directors from June 2019 to February 2020. He resigned from our Board of Directors in February 2020, following his appointment as Global Head of Global Drug Discovery at AbbVie, Inc. (“AbbVie”), to avoid the potential for a conflict of interest arising from similarities in the Company’s and Abbvie’s pipelines and focus. Since January 2021, Dr. Gutiérrez-Ramos has served as the Chief Science Officer at Danaher Corporation, a science and technology company. Prior to that, Dr. Gutiérrez-Ramos was the Global Head of Global Drug Discovery at AbbVie, a biopharmaceutical company, from February 2020 to January 2021. From June 2018 to February 2020, he was the Chief Executive Officer and President of Repertoire Immune Medicine Inc., a biotechnology company. From 2015 to May 2018, Dr. Gutiérrez-Ramos served as Chief Executive Officer and President of Synlogic, Inc., a biotechnology company. Earlier in his career, Dr. Gutiérrez-Ramos held executive research and development positions at Pfizer Inc., GlaxoSmithKline plc, and Takeda Pharmaceutical Company Limited, all pharmaceutical companies. Dr. Gutiérrez-Ramos has served on the board of directors of Bicycle Therapeutics plc since March 2021, and previously served on the board of directors of Momenta Pharmaceuticals, Inc. from March 2016 to January 2021, both life sciences companies. Dr. Gutiérrez-Ramos received a Ph.D. in immunochemistry from the Universidad Autonoma de Madrid. We believe Dr. Gutiérrez-Ramos’ executive experience at pharmaceutical and biotechnology companies qualifies him to serve on our Board of Directors.

Iain B. McInnes, M.B.Ch.B., Ph.D. has served as a member of our Board of Directors since September 2021. Since October 2020, Dr. McInnes has served as Vice Principal and Head of the College of Medical, Veterinary and Life Sciences at the University of Glasgow. From 2010 to October 2020, Dr. McInnes was Director of Institute of Infection, Immunity & Inflammation at the University of Glasgow. Prior to 2010, Dr. McInnes held various academic posts. In addition, Dr. McInnes has served on the NHS Greater Glasgow & Clyde Board since January 2021, and is past President of the European Alliance of Associations for Rheumatology (EULAR), a Fellow of the Royal Society of Edinburgh, a Fellow of the Academy of Medical Sciences, and currently serves as the Chair of the Steering Committee for the Cytokine Signaling Forum. Dr. McInnes was awarded a Commander of the Most Excellent Order of the British Empire (CBE) for services to medicine by Her Majesty the Queen in 2019. Dr. McInnes received a B.Sc. (Immunology) with First Class Honors, a M.B.Ch.B. with Honors, and a Ph.D., in each case from the University of Glasgow. We believe Dr. McInnes’ extensive professional and academic experience in the health care field qualifies him to serve on our Board of Directors.

Theodose Melas-Kyriazi has served as a member of our Board of Directors since February 2017. Since 2006, Mr. Melas-Kyriazi also has served as Chief Financial Officer of Levitronix Technologies Inc. and its predecessor companies. Levitronix Technologies manufactures and sells magnetically levitated pumps primarily to microelectronics and life sciences customers. Since April 2022, Mr. Melas-Kyriazi has served as an Advisor Partner at Flagship Pioneering, an innovation enterprise that conceives, creates, resources and grows first-in-category life sciences companies; from April 2019 to March 2022, he served as an Executive Partner at Flagship Pioneering. From 1986 to 2004, Mr. Melas-Kyriazi served in a variety of management roles at Thermo

Fisher Scientific, a laboratory instrument manufacturing company, including as Chief Financial Officer. Mr. Melas-Kyriazi has served on the boards of directors of Kaleido Biosciences, Inc. since July 2019 and Codiak Biosciences, Inc. since November 2019, both biotechnology companies. Mr. Melas-Kyriazi received his M.B.A. from Harvard Business School. We believe Mr. Melas-Kyriazi’s extensive financial and business experience in life sciences companies qualifies him to serve on our Board of Directors.

Board Diversity

In accordance with Nasdaq’s board diversity listing standards, we are disclosing aggregated statistical information about our Board of Director’s self-identified gender and racial characteristics and LGBTQ+ status, as voluntarily confirmed to us by each of our directors.

Board Diversity Matrix (As of April [        ], 2022)

Total Number of Directors - 9

	Female	Male	Non-Binary	Did not Disclose Gender
Directors	2	7	—	—

Number of Directors who identify in Any of the Categories Below:
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	2	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of Mr. Andres, Ms. McHugh and Mr. Rosiello as a Class II director to serve until the 2026 Annual Meeting and until his or her respective successor has been duly elected and qualified.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Ernst & Young LLP (“Ernst & Young”) has served as our independent registered public accounting firm since 2017. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed Ernst & Young to serve as our independent registered public accounting firm for the year ending December 31, 2023.

Although ratification is not required by our By-laws or otherwise, the Board of Directors is submitting the selection of Ernst & Young to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board of Directors and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Ernst & Young are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees incurred by Ernst & Young for the fiscal years ended December 31, 2022 and 2021:

	Fiscal Year 2022	Fiscal Year 2021
Audit Fees(1)	$654,400	$682,800
Audit-related fees(2)	102,000	123,500
Tax fees(3)	—	—
All other fees	3,600	960

Total Fees	$760,000	$807,260

(1)

Audit fees consisted of fees for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, and services in connection with our registered direct and other public offerings, including registration statements, comfort letters and consents.

(2)	Audit-related fees consisted of fees for accounting consultations reasonably related to the performance of audits or reviews of our financial statements.
(3)	Tax fees are related to tax compliance and advisory fees.

Pre-Approval Policies and Procedures

The formal written charter for our audit committee requires that the audit committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable rules of the SEC.

The audit committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides that the audit committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee or (ii) entered into pursuant to the pre-approval policies and procedures described in the pre-approval policy. Unless a type of service to be provided by our independent registered public accounting firm has received this latter general pre-approval under the pre-approval policy, it requires specific pre-approval by the audit committee.

On an annual basis, the audit committee may review and generally pre-approve the services (and related fee levels or budgeted amounts) that may be provided by the Company’s independent registered public accounting firm without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. Any member of the audit committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the audit committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the audit committee requires pre-approval for such additional services or such additional amounts.

The above-described services provided to us by Ernst & Young were provided in accordance with such policies.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Audit Committee Report

The report of the audit committee is not “soliciting material”, is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

The audit committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is independent from management. Management has responsibility for the preparation of the Company’s financial statements, for maintaining effective internal control over financial reporting, and for maintaining an appropriate reporting process. In fulfilling its oversight responsibilities, the committee reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 and discussed these consolidated financial statements with management and Ernst & Young, the Company’s independent registered public accounting firm. The audit committee also received from, and discussed with, Ernst & Young various communications that such independent registered public accounting firm is required to provide to the audit committee, including those matters required by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

Ernst & Young also provided the audit committee with a formal written statement required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding Ernst & Young’s communications with the audit committee concerning independence. In addition, the audit committee discussed with Ernst & Young its independence from Evelo. The audit committee also considered whether Ernst & Young’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.

Based on its discussions with management and the independent registered public accounting firm as outlined above, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Evelo Biosciences, Inc. Audit Committee

Theodose Melas-Kyriazi (Chair)

Julie McHugh

Tonya Williams

PROPOSAL 3: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE EVELO BIOSCIENCES, INC. 2018 INCENTIVE AWARD PLAN

Overview

We are requesting stockholders approve the amendment and restatement of the 2018 Plan to (i) increase the number of shares available for issuance under the 2018 Plan by 4,000,000 shares, which includes a corresponding increase in the number of shares that may be issued upon exercise of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the “Code,” and (ii) extend the term of the 2018 Plan to March 17, 2033, the tenth anniversary of the approval of the amendment and restatement of the 2018 Plan by our Board of Directors.

The Board of Directors approved the amendment and restatement of the 2018 Plan, subject to and effective upon stockholder approval at the Annual Meeting. The 2018 Plan, as amended and restated if this Proposal 3 is approved, is described in more detail below. If this Proposal 3 is not approved by our stockholders, the amendment and restatement of the 2018 Plan will not become effective, and the 2018 Plan will remain in effect in accordance with its present terms. However, we may need to consider alternative compensation structures to achieve the objectives for which the 2018 Plan was designed.

Amendment and Restatement of the 2018 Plan

Background

The purpose of the amendment and restatement is to permit us to continue using the 2018 Plan to achieve our performance, retention and incentive goals. Equity awards are intended to motivate high levels of performance and align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company and providing a means of recognizing their contributions to our success. Our ability to grant equity awards is critical to our ability to be competitive and to attract, retain and motivate the talent we need to best position our Company for success. The use of equity awards as compensation also allows us to conserve cash resources for other important purposes.

Prior to approving the amendment and restatement of the 2018 Plan, the Board of Directors considered the recommendation of the compensation committee, which reviewed an analysis prepared by Pay Governance, our independent compensation consultant. The Board of Directors and compensation committee also considered the Company’s equity grant objectives and ultimately determined that an increase in the available pool of shares under the 2018 Plan would be the most effective tool in achieving our employee retention and incentive goals, and aligning employee interests with those of our stockholders, because it provides a direct and straightforward means of incentivizing employees.

In furtherance of these objectives, in March 2023, the Board of Directors granted an option to purchase 1,000,000 shares of our common stock to Dr. Gill. The option vests in 48 substantially equal monthly installments measured from February 7, 2023; however, no portion of the option may be exercised prior to approval of the amendment and restatement of the 2018 Plan by stockholders and the option award will be forfeited in its entirety if the amendment and restatement of the 2018 Plan is not approved by stockholders at the Annual Meeting. The option will become fully vested and exercisable if a change in control occurs following stockholder approval and the option is not continued, converted, assumed, or replaced with a substantially similar award by us or a successor entity or its parent or subsidiary in such change in control, subject to Dr. Gill’s continued service with us through the change in control. We refer to this option award to Dr. Gill as the “Conditional Award”.

If the stockholders do not approve the amendment and restatement of the 2018 Plan at the Annual Meeting, we may need to consider alternative compensation structures to achieve the objectives for which the Conditional Award was designed.

Current Shares under the 2018 Plan

The total number of shares originally reserved for issuance under the 2018 Plan before giving effect to the amendment and restatement equals the sum of (i) 1,344,692 shares, (ii) any shares that as of the original effective date of the 2018 Plan were subject to awards under our 2015 Stock Incentive Plan (the “Prior Plan”), which are forfeited or lapse unexercised and which are not issued under the Prior Plan; and (iii) an annual increase on the first day of each calendar year beginning January 1, 2019 and ending on and including January 1, 2028, equal to the lesser of (A) 4% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the Board.

Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under the 2018 Plan as of March 31, 2023. The closing price of our common stock on the Nasdaq Global Select Market on that date was $0.18.

Shares subject to outstanding options (1)	7,215,154
Shares subject to outstanding restricted stock units (2)	5,000,376
Shares available for future grants of awards	840,576

(1)	As of March 31, 2023, options outstanding under the 2018 Plan had a weighted average per share exercise price of $7.98 and a weighted average remaining term of 6.72 years.
(2)	As of March 31, 2023, the weighted average remaining vesting term for restricted stock units (“RSUs”) was 0.6 years.

If this Proposal 3 is approved, the amendment and restatement of the 2018 Plan will increase the number of shares available for issuance under the 2018 Plan by 4,000,000 shares. Of these additional shares, 1,000,000 will be used to cover the grant of the Conditional Award to our Chief Executive Officer. The Conditional Award will vest as described above.

Note that all share and per share amounts referenced in this Proposal 3 are stated without giving effect to and will be adjusted for the reverse stock split proposed in Proposal 4 of this Proxy Statement, if Proposal 4 is approved.

Determination of Additional Shares under the 2018 Plan

As noted above, in determining to approve an increase to the number of shares available for issuance under the 2018 Plan, the Board of Directors and compensation committee reviewed analyses prepared by Pay Governance which, among other things, indicated that the number of shares available for issuance under the 2018 Plan relative to the Company’s outstanding share balance placed the Company significantly below the 25th percentile of its peer group in that respect. The Board of Directors also considered that:

•

If the Conditional Award was currently exercisable, we would be unable to issue the shares subject to the Conditional Award due to the limited number of shares available for issuance under the 2018 Plan.

•	If we do not increase the shares available for issuance under the 2018 Plan, we believe that we are limiting an important compensation tool.

•

The exercise price of a significant portion of the Company’s outstanding stock option awards was significantly higher than the fair market value of our Common Stock (i.e. the options were “underwater”), and therefore not sufficiently incentivizing.

•

We believe that increasing the number of shares available for issuance under the 2018 Plan may allow us to preserve cash, by providing flexibility to award additional non-cash compensation to attract and retain qualified personnel.

•

If approved and ultimately utilized as an incentivization tool, the issuance of the additional 4,000,000 shares under the 2018 Plan represents 3.6% of the number of shares of our common stock outstanding as of April 11, 2023.

In consideration of these and other factors, and our belief that the ability to continue granting equity compensation is vital to our attracting and retaining employees and facilitating long-term stockholder value creation, including by retaining and incentivizing our executives and other employees, we believe that the amendment and restatement of the 2018 Plan and the size of the share reserve under the 2018 Plan after giving effect to the amendment and restatement are reasonable, appropriate and in the best interests of the Company and its stockholders at this time. Accordingly, the Board of Directors recommends that stockholders vote for approval of this Proposal 3.

Summary of the 2018 Plan

This section summarizes certain principal features of the 2018 Plan, as amended and restated subject to stockholder approval. The summary is qualified in its entirety by reference to the complete text of the amendment and restatement of the 2018 Plan, which is attached to this Proxy Statement as Exhibit A.

Eligibility and Administration

Our employees, consultants and directors, and employees and consultants of our subsidiaries, are eligible to receive awards under the 2018 Plan. As of March 31, 2023, approximately 59 employees, 8 non-employee directors and approximately 3 consultants were eligible to receive awards under the 2018 Plan. The 2018 Plan is administered by our compensation committee, although the Board may exercise any powers and responsibilities assigned to the compensation committee at any time. The Board may also delegate its duties and responsibilities to one or more other committees of our directors and/or officers, subject to the limitations imposed under the 2018 Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The actual administrator of the 2018 Plan is referred to as the “plan administrator” in this Proposal 3. The plan administrator has the authority to take all actions and make all determinations under the 2018 Plan, to interpret the 2018 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2018 Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2018 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2018 Plan.

Shares Available for Awards

If the amendment and restatement of the 2018 Plan is approved, the number of shares reserved for issuance under the 2018 Plan will equal the sum of (i) 5,344,692 shares; (ii) any shares that as of the original effective date of the 2018 Plan were subject to awards under the Prior Plan which are forfeited or lapse unexercised and which are not issued under the Prior Plan; and (iii) an annual increase on the first day of each calendar year beginning January 1, 2019 and ending on and including January 1, 2028, equal to the lesser of (A) 4% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the Board. As of March 31, 2023, there were 2,690,384 shares subject to awards outstanding under the Prior Plan. No more than 78,000,000 shares may be issued under the amended and restated 2018 Plan, if approved, upon the exercise of incentive stock options. Shares issued under the 2018 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.

If an award under the 2018 Plan or the Prior Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, or canceled without having been fully exercised or forfeited, any unused shares subject to the award will, as applicable, become or again be available for new grants under the 2018 Plan.

Awards

The 2018 Plan provides for the grant of options, including incentive stock options, or ISOs, and nonqualified options, or NSOs, stock appreciation rights, or SARs, restricted stock, dividend equivalents, restricted stock units, or RSUs, and other stock or cash based awards. Certain awards under the 2018 Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code. All awards under the 2018 Plan are set forth in award agreements, which detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.

•

Options and SARs. Options provide for the purchase of our shares of common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The plan administrator determines the number of shares covered by each option and SAR, the exercise price of each option and SAR and the conditions and limitations applicable to the exercise of each option and SAR. The exercise price of an option or SAR will not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of an option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).

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Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. RSUs are contractual promises to deliver shares in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of common stock prior to the delivery of the underlying shares. The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to restricted stock and RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the 2018 Plan.

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Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares and other awards valued wholly or partially by referring to, or otherwise based on, our common stock or other property. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other stock or cash based awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.

Performance Criteria

The plan administrator may select performance criteria for an award to establish performance goals for a performance period. Performance criteria under the 2018 Plan may include, but are not limited to, the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. When determining performance goals, the plan administrator may provide for exclusion of the impact of an event or occurrence which the plan administrator determines should appropriately be excluded, including, without limitation, non-recurring charges or events, acquisitions or divestitures, changes in the corporate or capital structure, events unrelated to the business or outside of the control of management, foreign exchange considerations, and legal, regulatory, tax or accounting changes.

Certain Transactions

In connection with certain corporate transactions and events affecting our common stock, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the 2018 Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the 2018 Plan and replacing or terminating awards under the 2018 Plan. In addition, in the event of certain non-reciprocal transactions with our stockholders, the plan administrator will make equitable adjustments to the 2018 Plan and outstanding awards as it deems appropriate to reflect the transaction. All share and per share amounts referenced in this Proposal 3 are stated without giving effect to and will be adjusted for the reverse stock split proposed in Proposal 4 of this Proxy Statement, if Proposal 4 is approved.

Provisions of the 2018 Plan Relating to Director Compensation

The 2018 Plan provides that the plan administrator may establish compensation for non-employee directors from time to time subject to the 2018 Plan’s limitations. Pursuant to the 2018 Plan, the sum of any cash compensation or other compensation and the grant date fair value of any equity awards granted under the 2018 Plan as compensation for services as a non-employee director during any fiscal year may not exceed $750,000 in the fiscal year of a non-employee director’s initial service as a non-employee director or $320,000 in any subsequent fiscal year. The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion, subject to the limitations in the 2018 Plan.

Plan Amendment and Termination

Our Board of Directors may amend or terminate the 2018 Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2018 Plan, may materially and adversely affect an award outstanding under the 2018 Plan without the consent of the affected participant and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The 2018 Plan will remain in effect until March 17, 2033, the tenth anniversary of the date the Board of Directors adopted the amendment and restatement of the 2018 Plan, unless earlier terminated by the Board of Directors. No awards may be granted under the 2018 Plan after its termination, but the 2018 Plan will continue to govern outstanding awards.

No Repricings without Stockholder Approval

The plan administrator cannot, without the approval of our stockholders, reduce the exercise price of outstanding options or SARs, or cancel outstanding options or SARs, in exchange for cash, other awards under the 2018 Plan or options or SARs with an exercise price per share that is less than the exercise price per share of the original options or SARs.

Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments

The plan administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. All awards will be subject to any company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Except as the plan administrator may determine or provide in an award agreement, awards under the 2018 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the 2018 Plan, and exercise price obligations arising in connection with the exercise of options under the 2018 Plan, the plan administrator may, in its discretion, accept cash, wire transfer or check, shares of our common stock that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the plan administrator deems suitable or any combination of the foregoing.

Interests of Certain Persons in the Amendment and Restatement of the 2018 Plan

In considering the recommendation of the Board with respect to the approval of the amendment and restatement of the 2018 Plan, stockholders should be aware that, as discussed above, non-employee directors and executive officers are eligible to receive awards under the amendment and restatement of the 2018 Plan. The Board recognizes that approval of this proposal may benefit our non-employee directors and executive officers and their successors.

Federal Income Tax Consequences

The following is a general summary of the current federal income tax consequences to us and to U.S. participants for awards granted under the 2018 Plan. The federal tax laws may change and the tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Non-Qualified Options. The grant of a non-qualified option under the 2018 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. Generally, upon exercise of a non-qualified option, the participant will realize ordinary income, and the Company will be entitled to a tax deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant or exercise of an ISO under the 2018 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax, unless the shares are sold or otherwise disposed of in the same year the ISO is exercised. Gain realized by participants on the sale of shares underlying an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the participant disposes of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred to the participant. If the shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that the participant recognizes ordinary income.

Stock Appreciation Rights. The grant of a SAR under the 2018 Plan is not expected to result in any federal income tax consequences to either the participant or the Company. Generally, upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, will be treated as compensation taxable as ordinary income to the participant in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the participant realized as ordinary income.

Restricted Stock. A participant generally will not have taxable income on the grant of restricted stock under the 2018 Plan, nor will the Company then be entitled to a deduction, unless the participant makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares on the date such restrictions lapse over the purchase price for the restricted stock.

Restricted Stock Units. A participant generally will not realize taxable income at the time of the grant of RSUs under the 2018 Plan, and the Company will not be entitled to a deduction at that time. When RSUs are settled, whether in cash or shares, the participant will have ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Awards. If a participant receives a stock award under the 2018 Plan in lieu of a cash payment that would otherwise have been made, the participant generally will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

Dividend Equivalents. A participant generally will not realize taxable income at the time of the grant of dividend equivalents under the 2018 Plan, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some options, SARs and RSU programs. Generally speaking, Section 409A does not apply to ISOs, non-discounted non-qualified options and SARs if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the 2018 Plan are designed in a manner intended to comply with the requirements of Section 409A to the extent the awards granted under the 2018 Plan are not exempt from Section 409A. However, if the 2018 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

Limitations on the Company’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain current and former executive officers of the Company to the extent the compensation paid to such an officer for the year exceeds $1 million.

Plan Benefits

Other than with respect to the Conditional Award to Dr. Gill and awards that will be made automatically under our non-employee director compensation program as described below, the benefits or amounts that may be received or allocated to participants under the 2018 Plan are subject to the discretion of the compensation committee or the Board of Directors and are not currently determinable. The following table sets forth, with respect to the individuals and groups identified therein, the benefits and amounts that will be received with respect to the Conditional Award if the amendment and restatement of the 2018 Plan is approved by the stockholders, and the awards that will be made automatically under our non-employee director compensation program irrespective of whether the amendment and restatement of the 2018 Plan is approved by the stockholders.

New Plan Benefits
Evelo Biosciences, Inc. 2018 Incentive Award Plan

Name and Position	Dollar Value ($)	Number of Shares (#)
Named Executive Officers:
Balkrishan (Simba) Gill, Ph.D., Chief Executive Officer	—	1,000,000	(1)
Marella Thorell, Chief Financial Officer and Treasurer	—	—
Jonathan Zung, Ph.D., former Chief Development Officer	—	—
All Current Executive Officers as a Group (four persons)	—	1,000,000	(1)
All Current Non-Executive Directors as a Group (eight persons)	—	190,000	(2)
All Current Non-Executive Officer Employees as a group (55 persons)	—	—

1.	Represents the number of shares covered by the Conditional Award to be granted to Dr. Gill if the amendment and restatement of the 2018 Plan is approved by the stockholders.
2.

Represents the estimated number of shares covered by the annual option awards for our non-employee directors to be granted under our non-employee director compensation program. If a non-employee director has served on our Board for at least six months as of the date of an annual meeting of stockholders, and will continue to serve as a non-employee director immediately following such meeting, each non-employee director will receive on the date of the annual meeting (i) in the case of a non-employee director serving as chair of the Board or lead independent director, an option to purchase 50,000 shares of common stock or (ii) in the case of all other non-employee directors, an option to purchase 20,000 shares of common stock. In addition, each non-employee director is granted an option to purchase 40,000 shares of common stock upon the director’s initial election or appointment to our Board. For additional information regarding the option awards for our non-employee directors, see the section of this Proxy Statement entitled “Director Compensation”

Additional Prior Award Information

The following table sets forth, with respect to the individuals and groups identified therein, the number of shares subject to options and RSUs that have been granted to such individuals and groups under the 2018 Plan through April 11, 2023:

Name and Position	Shares Subject to Options (Vested and Unvested)	Shares Subject to Restricted Stock Units (Vested and Unvested)
Named Executive Officers
Balkrishan (Simba) Gill, Ph.D., Chief Executive Officer	2,315,869	375,000
Marella Thorell, Chief Financial Officer and Treasurer	—	520,000
Jonathan Zung, Ph.D., former Chief Development Officer (1)	530,000	10,000
All Current Executive Officers as a Group (four persons)	3,267,858	1,945,000
All Current Non-Executive Directors as a Group (eight persons)	501,858	—
Director Nominees:
Juan Andres	84,570	—
Julie H. McHugh	63,148	—
Robert L. Rosiello(2)	—	—
Each associate of any such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
All Non-Executive Officer Employees as a Group (55 persons)	2,011,502	3,111,102

1.

Share numbers shown do not take into account shares subject to awards that have been cancelled, forfeited or expired unexercised. The closing price per share of common stock on the Nasdaq Global Select Market on April 11, 2023 was $0.18.

2.

Robert L. Rosiello joined the Board of Directors on April 14, 2023 and did not hold any options or RSUs as of April 11, 2023. Mr. Rosiello was granted an option to purchase 40,000 shares of common stock under our non-employee director compensation program in connection with his appointment to the Board of Directors on April 14, 2023.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of an amendment and restatement of the 2018 Plan.

PROPOSAL 4: APPROVAL OF AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

General

Our Board has approved and, subject to stockholder approval, adopted a resolution (1) declaring advisable, and recommending to our stockholders for their approval, amendments to the Certificate of Incorporation (the “Reverse Stock Split Amendments”), to give our Board of Directors discretionary authority to effect a reverse stock split of all of the outstanding shares of our Common Stock at a ratio ranging from any whole number between 1-for-2 and 1-for-20 (“Reverse Stock Split”), with the exact ratio within such range to be determined by the Board at its discretion, subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments notwithstanding prior stockholder approval of such amendments, (2) directing that such proposed amendments to our Certificate of Incorporation be submitted to our stockholders for their approval and adoption, and (3) recommending that our stockholders approve and adopt the each of the proposed amendments. The text of the form of Reverse Stock Split Amendments, one of which would be filed with the Delaware Secretary of State by means of the Certificate of Amendment to effect the Reverse Stock Split, are set forth in Exhibit B to this Proxy Statement.

By approving this proposal, stockholders will approve alternative amendments to our Certificate of Incorporation pursuant to which a number of outstanding shares of our Common Stock between 2 and 20, inclusive, would be combined into one share of our Common Stock. The number of shares of Common Stock underlying outstanding equity awards and available for future awards under our equity incentive plans, as well as the number of shares issuable upon exercise of outstanding warrants, would also be proportionately reduced in the same manner as a result of the Reverse Stock Split. Upon receiving the stockholder approval, the Board will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above and to effect the Reverse Stock Split by filing a Certificate of Amendment with the Secretary of State of the State of Delaware to be effective as of the Effective Time (as defined below), and all other amendments will be abandoned.

The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including, without limitation, general market and economic conditions, the historical and then-prevailing trading price and trading volume of our Common Stock, the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Common Stock, the anticipated impact on our market capitalization, and the continued listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”). Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.

Because the Reverse Stock Split will decrease the number of outstanding shares of our Common Stock by a ratio in the range of 1-for-2 to 1-for-20 but would not effect a decrease to the number of shares of Common Stock that the Company will be authorized to issue, the proposed Reverse Stock Split Amendments would result in a relative increase in the number of authorized and unissued shares of our Common Stock. For more information on the relative increase in the number of authorized shares of our Common Stock, see “-Principal Effects of the Reverse Stock Split-Issued and Outstanding Shares of Common Stock” below.

Purpose of the Reverse Stock Split

The Board submits the Reverse Stock Split Proposal to our stockholders for approval and adoption with the primary intent of increasing the per share price of our Common Stock for the following principal reasons:

•	to ensure compliance with the $1.00 per share of common stock minimum bid price requirement for continued listing on Nasdaq;

•	to encourage increased investor interest in our Common Stock and promote greater liquidity for our stockholders; and

•	to help attract, retain, and motivate employees.

Nasdaq Requirements for Continued Listing

Our Common Stock is quoted on Nasdaq under the symbol “EVLO.” For our Common Stock to continue trading on Nasdaq, the Company must comply with various listing standards, including that the Company maintain a minimum closing bid price of $1.00 per share of common stock.

On March 16, 2023, we received a letter from the Listing Qualifications Department of Nasdaq notifying us that, for 30 consecutive business days, the closing bid price for the Company’s Common Stock closed below the minimum $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). Under Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted an initial 180 calendar day grace period, or until September 12, 2023, to regain compliance with the Minimum Bid Price Requirement, which required our Common Stock to have a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180 calendar-day grace period. There can be no assurance that the Company will be able to regain compliance or that Nasdaq will extend the compliance period.

If we do not regain compliance with the Minimum Bid Price Requirement by September 12, 2023, we may be eligible for an additional 180 calendar day compliance period. To qualify, we must submit an application to transfer the listing of the Common Stock from The Nasdaq Global Select Market to The Nasdaq Capital Market, which requires us to meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, other than the Minimum Bid Price Requirement. We would also need to pay an application fee to Nasdaq and to provide written notice of our intention to cure the deficiency during the additional compliance period. As part of its review process, Nasdaq will make a determination of whether it believes we will be able to cure this deficiency.

If we fail to regain compliance within the applicable compliance period, Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, we may appeal Nasdaq’s determination to a Hearings Panel. If we appeal, the Hearings Panel will request a plan to regain compliance. Hearings Panels have generally viewed a reverse stock split as the only definitive plan to resolve a bid price deficiency. There can be no assurance that such an appeal would be successful.

If our Common Stock is delisted from Nasdaq, the Board believes that the trading market for our Common Stock could become significantly less liquid, which could reduce the trading price of our Common Stock and increase the transaction costs of trading in shares of our Common Stock. Such delisting from Nasdaq and continued or further decline in our stock price could also impair our ability to raise additional necessary capital through equity or debt financing.

If the Reverse Stock Split is effected, it would cause a decrease in the total number of shares of our Common Stock outstanding and increase the market price of our Common Stock. The Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and its stockholders.

IF THIS PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR COMMON STOCK ON NASDAQ, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR COMMON STOCK AND ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH CERTAIN CONTRACTUAL OBLIGATIONS REQUIRED BY OUR SECURED LOAN AGREEMENTS.

Investor Interest and Liquidity

In addition, in approving the proposed Reverse Stock Split Amendments, the Board considered that the Reverse Stock Split and the resulting increase in the per share price of our Common Stock could encourage increased investor interest in our Common Stock and promote greater liquidity for our stockholders.

In the event that our Common Stock were to be delisted from Nasdaq, our Common Stock would likely trade in the over-the-counter market. If our Common Stock were to trade on the over-the-counter market, selling our Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, further limiting the liquidity of our Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Common Stock. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. A greater price per share of our Common Stock could allow a broader range of institutions to invest in our Common Stock. For all of these reasons, we believe the Reverse Stock Split could potentially increase marketability, trading volume, and liquidity of our Common Stock.

Employee Retention

The Board believes that the Company’s employees and directors who are compensated in the form of our equity-based securities may be less incentivized and invested in the Company if we are no longer listed on Nasdaq. Accordingly, the Board believes that maintaining Nasdaq listing qualifications for our Common Stock, can help attract, retain, and motivate employees and members of our Board.

In light of the factors mentioned above, our Board unanimously approved the proposed Reverse Stock Split Amendments to effect the Reverse Stock Split as our best means of increasing and maintaining the price of our Common Stock to above $1.00 per share in compliance with Nasdaq requirements.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder approval of a range of ratios (as opposed to a single reverse stock split ratio) is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be a whole number in a range of 1-for-2 to 1-for-20. The Board can only authorize the filing of one Reverse Stock Split Amendment and all other Reverse Stock Split Amendments will be abandoned. The Board also has the authority to abandon all Reverse Stock Split Amendments.

In determining the Reverse Stock split ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board will consider a number of factors, including, without limitation:

•	our ability to maintain the listing of our Common Stock on Nasdaq;

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding immediately before and after the Reverse Stock Split;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Common Stock;

•	the anticipated impact of a particular ratio on our market capitalization; and

•	prevailing general market and economic conditions.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Common Stock. There is no assurance that:

•

the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding immediately before the Reverse Stock Split;

•

the Reverse Stock Split will result in a per share price that will increase the level of investment in our Common Stock by institutional investors or increase analyst and broker interest in the Company;

•

the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers who receive compensation in the form of our equity-based securities; and

•

the market price per share of our Common Stock will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the trading price of our Common Stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split or, even if it does, that such price will be maintained for any period of time.

Even if an increased per share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above under “-Purpose of the Reverse Stock Split.” Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our Common Stock.

While our aim is that the Reverse Stock Split will be sufficient to maintain our listing on Nasdaq, it is possible that, even if the Reverse Stock Split results in a bid price for our Common Stock that exceeds $1.00 per share of Common Stock, we may not be able to continue to satisfy Nasdaq’s additional requirements and standards for continued listing of our Common Stock on Nasdaq.

We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our Common Stock does not increase as a result of the Reverse Stock Split.

Additionally, if the Reverse Stock Split is implemented, it may increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of our Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of our Common Stock.

Principal Effects of the Reverse Stock Split

Issued and Outstanding Shares of Common Stock

If the Reverse Stock Split is approved and effected, each holder of our Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our Common Stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously at the same exchange ratio for all outstanding shares of Common Stock, as required by our Certificate of Incorporation. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s relative percentage ownership interest in the Company, voting rights, or other rights that accompany shares of our Common Stock. Shares of our Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable, and the par value per share of Common Stock will remain $0.001.

Relative Increase in Number of Authorized Shares of Common Stock for Issuance

The Reverse Stock Split will not affect the number of authorized shares or the par value of our capital stock, which will remain at 200,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock,” and together with our Common Stock, our “Capital Stock”).

Although the number of authorized shares of our Capital Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board of Directors. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

If the proposed Reverse Stock Split Amendments are approved, all or any of the authorized and unissued shares of our Common Stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of our Common Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Common Stock, including the right to cast one vote per share.

Except pursuant to our equity incentive plans, the Sales Agreement with Cowen and Company, LLC (as described below) and outstanding warrants, we presently have no plan, commitment, arrangement, understanding, or agreement regarding the issuance of Common Stock. However, the Company regularly considers its capital requirements and may conduct securities offerings, including equity and/or equity linked offerings, in the future. Any shares issuable pursuant to a above described plans and the ATM Program (as defined below) will be subject to the Reverse Stock Split ratio determined by the Board.

Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued shares of Common Stock, the future issuance of additional shares of Common Stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of Common Stock. If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.

Equity Compensation Plans and Outstanding Equity-Based Awards

We maintain the Evelo Biosciences, Inc. 2015 Stock Incentive Plan (the “2015 Plan”), as amended, the 2018 Plan, the Evelo Biosciences, Inc. 2021 Employment Inducement Award Plan (the “Inducement Award Plan”) and the Evelo Biosciences, Inc. 2018 Employee Stock Purchase Plan (the “ESPP”) (collectively and together with any sub-plans thereunder, the “Plans”), which are designed primarily to provide stock-based incentives to individual service providers of the Company.

Our Board generally has the discretion to determine the appropriate adjustments to the Plans and outstanding awards and purchase rights under the Plans in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is approved and effected, consistent with the terms of the Plans and outstanding award agreements, the total number of shares of Common Stock issuable upon exercise, vesting or settlement of such awards and the total number of shares of Common Stock remaining available for future awards under the Plans, as well as any share-based limits in the Plans, would be proportionately reduced based on the Reverse Stock Split ratio selected by our Board, and any fractional shares that may result therefrom shall be rounded down to the nearest whole share. Furthermore, the exercise or purchase price of any outstanding options or purchase rights would be proportionately increased based on the Reverse Stock Split ratio selected by our Board, and any fractional cents that may result therefrom shall be rounded up to the nearest whole cent. In addition, the numbers of shares subject to awards to be automatically granted in the future under the 2018 Plan pursuant to our non-employee director compensation program will be proportionately reduced based on the Reverse Stock Split ratio selected by our Board. Our Board has authorized the Company to effect any changes necessary, desirable or appropriate to give effect to the Reverse Stock Split under the Plans, including any applicable technical, conforming changes thereunder.

Warrants

We have also issued warrants to purchase shares of Common Stock. Each whole warrant entitles the holder thereof to purchase one share of our Common Stock. As of December 31, 2022, a total of 1,127,665 warrants remained outstanding and exercisable with a weighted average exercise price of $1.98.

If the Reverse Stock Split is approved and effected, the number of shares of Common Stock issuable on exercise of each warrant will be treated pursuant to the applicable terms of the warrants and, as and to the extent applicable, decreased, and the warrant purchase price will be proportionately adjusted (to the nearest $0.01), in each case, based on the Reverse Stock Split ratio selected by our Board of Directors. The terms of our outstanding warrants do not permit issuance of fractional shares upon exercise of warrants. Instead, the number of shares issuable shall be rounded up upon exercise of those warrants, or else cash shall be paid in lieu of fractional shares.

Additional Agreements

In July 2022, we entered into a sales agreement with Cowen and Company, LLC (the “Sales Agreement”), pursuant to which we may, but are not obligated to, offer and sell up to $75.0 million of shares of our Common Stock from time to time, through an “at the market offering” program (the “ATM Program”). As of December 31, 2022, $69.1 million of shares of our Common Stock remained available for sale under the ATM Program. However, there can be no assurance as to whether or, if so, how many or when, any shares will be issued and sold thereunder.

Illustration

For purposes of illustration, the following table contains approximate information relating to our Common Stock if the Reverse Stock Split is effected at a ratio of: 1-for-2, 1-for-5, 1-for-10, or 1-for-20, based on share information as of the close of business on March 31, 2023, but does not give effect to any other changes, including any issuance of securities after March 31, 2023:

	Pre-Reverse Split	1-for-2	1-for-5	1-for-10	1-for-20
Authorized	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000
Issued and Outstanding	110,934,251	55,467,126	22,186,850	11,093,425	5,546,713
Reserved for future issuance pursuant to equity incentive and employee benefit plans(1)	1,513,076	2,256,538	902,615	451,308	225,654
Number of shares issuable upon exercise of outstanding options(2)	11,641,682	5,820,841	2,328,336	1,164,168	582,084
Number of shares issuable upon release of outstanding restricted stock units	5,000,376	2,500,188	1,000,075	500,038	250,019
Number of shares issuable upon exercise of outstanding warrants	1,127,665	563,833	225,533	112,767	56,383
Authorized but unissued and unreserved(3)	69,782,950	135,891,662	174,356,666	187,178,332	193,589,166

(1)

Excludes shares issuable under outstanding equity-based awards. The amount in the column “Pre-Reverse Split” does not reflect 4,000,000 additional shares of Common Stock to be reserved upon the approval by our stockholders of the amendment and restatement of the 2018 Plan described in Proposal 3 above. However, the amounts pertaining to “Reserved for future issuance pursuant to equity incentive and employee benefit plans” for each ratio in the table after the Reverse Stock Split assume that Proposal 3 has been approved and, therefore, that such shares of Common Stock, as adjusted, will be reserved for future issuance (excluding the shares associated with the Conditional Award).

(2)

The amounts in the table pertaining to “Number of shares issuable upon exercise of outstanding options awards” assume that Proposal 3 has been approved and, therefore, the shares subject to the Conditional Award described in Proposal 3 above, as adjusted, are included. No portion of such option may be exercised unless and until the Company’s stockholders approve the amendment and restatement of the 2018 Plan at the Annual Meeting and the option award will be forfeited in its entirety if the amendment and restatement of the 2018 Plan is not approved by stockholders at the Annual Meeting.

(3)

Shares authorized but unissued and unreserved represent Common Stock available for future issuance beyond shares issuable under outstanding warrants and equity-based awards and shares reserved for future issuance pursuant to equity incentive and employee benefit plans, and includes shares of Common Stock, if any, that may be issued under the ATM Program. See also notes (1) and (2) above.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the proposed Reverse Stock Split Amendments are approved by the Company’s stockholders and our Board of Directors determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at 5:00 p.m., Eastern time, on the date the Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of our Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of Common Stock, in accordance with the Reverse Stock Split ratio contained in the Certificate of Amendment.

Registered “Book-Entry” Holders of Common Stock

As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the Reverse Stock Split has been effected. As all of the outstanding shares of our Common Stock are held in book-entry form, you will not need to take any action to receive post-reverse stock split shares of our Common Stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse stock split shares of Common Stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “-Fractional Shares” below).

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares of Common Stock held by stockholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered “book-entry” holders of Common Stock. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our Common Stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.

Holders of Certificated Shares of Common Stock

Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-reverse stock split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-reverse stock split shares of our Common Stock for a statement of ownership. When you submit your certificate or certificates representing the pre-reverse stock split shares of our Common Stock, your post-reverse stock split shares of our Common Stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-reverse stock split shares you own, you will receive a statement indicating the number of post-reverse stock split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a certificate representing your post-reverse stock split ownership interest.

Fractional Shares

No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such holder would otherwise be entitled multiplied by the closing price per share of Common Stock on the date of the Effective Time as reported by Nasdaq (as adjusted to give effect to the Reverse Stock Split). No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is issued or received.

After the Reverse Stock Split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-reverse stock split stockholders to the extent that there are stockholders holding fewer than that number of pre-reverse stock split shares within the reverse stock split ratio that is determined by the Board of Directors as described above. Reducing the number of post-reverse stock split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this proposal as a result of their ownership of shares of our Common Stock, as set forth below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” However, we do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any of our other stockholders.

Anti-takeover Effects of Proposed Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed Reverse Stock Split Amendments discussed herein, that may be used as an anti-takeover mechanism. An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of Common Stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other change in control transaction). In addition, our Certificate of Incorporation and our Bylaws include provisions that may have an anti-takeover effect. These provisions, among things, permit the Board to issue Preferred Stock with rights senior to those of the Common Stock without any further vote or action by the stockholders and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.

Our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Reverse Stock Split Proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.001. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to U.S. Holders (as defined below) of our Common Stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.

This discussion is limited to U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to U.S. Holders subject to special rules, including, without limitation:

•	persons that are not U.S. Holders (as defined below);

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers, or traders in securities;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of the discussion below, a “U.S. Holder” is any beneficial owner of shares of our Common Stock that is not a partnership and, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except as described below with respect to cash received in lieu of fractional shares. A U.S. Holder’s aggregate tax basis in the shares of the Common Stock received pursuant to the Reverse Stock Split should equal such holder’s aggregate tax basis in the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock), and such holder’s holding period in the shares of the Common Stock received should include the holding period of the shares of the Common Stock surrendered. Treasury Regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of Common Stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder who receives cash in lieu of a fractional share of Common Stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A U.S. Holder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the portion of such holder’s adjusted tax basis in the shares of Common Stock surrendered that is allocated to the fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock surrendered exceeded one year at the effective time of the Reverse Stock Split. U.S. Holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

U.S. Holders (other than corporations and certain other exempt recipients) may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. U.S. Holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS

Form W-9) may also be subject to backup withholding at the applicable rate. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is properly furnished in a timely manner to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the Reverse Stock Split Proposal.

PROPOSAL 5: APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSAL 4

Background of and Rationale for the Adjournment Proposal

The Board believes that if the number of shares of the Company’s Common Stock outstanding and entitled to vote at the Annual Meeting is insufficient to approve the Reverse Stock Split, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4.

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of April 14, 2023. There are no family relationships among any of our executive officers or directors.

Name	Age	Position(s)	In Current Position Since
Balkrishan (Simba) Gill, Ph.D.	58	Chief Executive Officer, President and Director	2015
Mark Bodmer, Ph.D.	65	Chief Scientific Officer and President of Research and Development	2016
Duncan McHale, M.B.B.S., Ph.D.	56	Chief Medical Officer	2018
Marella Thorell	56	Chief Financial Officer and Treasurer	2022

See page 9 of this Proxy Statement for Dr. Gill’s biography

Mark Bodmer, Ph.D. has served as our Chief Scientific Officer and President of Research and Development since April 2016. From January 2012 to April 2016, Dr. Bodmer served as Vice President of New Medicines Therapeutics at UCB S.A., a biopharmaceutical company. Prior to that, Dr. Bodmer served as Senior Vice President of Immunoinflammation at GlaxoSmithKline plc, a pharmaceutical company. From April 2015 to April 2016, Dr. Bodmer served on the board of directors of BioIndustry Association, a biotechnology trade association. Dr. Bodmer received his Ph.D. from Cambridge University.

Duncan McHale, M.B.B.S., Ph.D. has served as our Chief Medical Officer since February 2018. Dr. McHale has also served as director and co-founder at Weatherden Ltd., a clinical development consultancy firm, since April 2017. From September 2011 to May 2017, Dr. McHale served as Head of Global Exploratory Development at UCB S.A., a biopharmaceutical company. Prior to that, Dr. McHale served as Head of Translational Sciences at AstraZeneca, a pharmaceutical company. Dr. McHale received his M.B.B.S. from Newcastle University and his Ph.D. in clinical genetics from the University of Leeds.

Marella Thorell has served as our Chief Financial Officer and Treasurer since September 2022. From January 2021 to July 2022, Ms. Thorell served as Chief Accounting Officer and previously as Head of Finance at Centessa Pharmaceuticals PLC (“Centessa”), a pharmaceutical company. In this role, she led the establishment of Centessa’s finance operations, led its public company readiness activities in connection with its initial public offering, and oversaw accounting operations. Previously, from October 2019 to December 2020, Ms. Thorell served as Chief Financial Officer at Palladio Biosciences, a biotechnology company, prior to its acquisition by Centessa. Before that, Ms. Thorell spent over ten years at Realm Therapeutics PLC, a biopharmaceutical company, serving in various roles of increasing responsibility, including Chief Financial Officer and Chief Operating Officer. Ms. Thorell has served on the boards of directors of Vallon Pharmaceuticals, Inc., a pharmaceutical company, since February 2021, and ESSA Pharma Inc., a pharmaceutical company, since July 2019. Ms. Thorell holds a B.S. in Business from Lehigh University.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Corporate Governance - Governance Documents” section of the “Investors & Media” page of our website located at www.evelobio.com, or by writing to our Secretary at our offices at 620 Memorial Drive, Cambridge, MA 02139. Among the topics addressed in our Corporate Governance Guidelines are:

•  Board size, independence and qualifications

•  Executive sessions of independent directors

•  Board leadership structure

•  Selection of new directors

•  Director orientation and continuing education

•  Limits on board service

•  Change of principal occupation

•  Term limits

•  Director responsibilities

•  Director compensation

•   Stock ownership

•   Board access to senior management

•   Board access to independent advisors

•   Board self-evaluations

•   Board meetings

•   Meeting attendance by directors and non-directors

•   Meeting materials

•   Board committees, responsibilities and independence

•   Succession planning

•   Risk management

Our Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duties to stockholders and relies on these guidelines to provide such framework. Among other things, the guidelines help to ensure that our Board of Directors is independent from management and adequately performs its oversight functions, and that the interests of our Board of Directors and management align with the interests of our stockholders.

Board Leadership Structure

Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders. If the Chair of the Board of Directors is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines allow for the appointment by the independent directors of a lead independent director. If appointed, the lead independent director’s responsibilities would include, but would not be limited to: presiding over all meetings of the Board of Directors at which the Chair of the Board of Directors is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chair of the Board. Our Corporate Governance Guidelines provide that, at such times as the Chair of the Board of Directors qualifies as independent, the Chair of the Board will serve as lead independent director.

The positions of our Chair of the Board and our Chief Executive Officer currently are served by two separate persons. Mr. Rosiello, who the Board has determined qualifies as independent, currently serves as the Chair of our Board of Directors, and Dr. Gill currently serves as our Chief Executive Officer and President.

The Board of Directors believes our current leadership structure of Chief Executive Officer and Chair of the Board being held by two separate individuals is in the best interests of the Company and its stockholders and strikes the appropriate balance between the Chief Executive Officer’s responsibility for the strategic direction, day-to day-leadership and performance of our Company and the Chair of the Board’s responsibility to guide the overall strategic direction of our Company and provide oversight of our corporate governance and guidance to our Chief Executive Officer and to set the agenda for and preside over Board of Directors meetings. We believe that this governance structure best reinforces the independence of the Board from management. In addition, we believe the Chair is well-positioned to act as a bridge between management and the Board, facilitating the regular flow of information. Among other duties, the Chair of the Board may represent the Board in communications with stockholders and other stakeholders and provide input on the structure and composition of the Board.

We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board of Directors will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders. During its periodic review of the Board’s leadership structure, the Board and the Company consider the circumstances under which the roles of Chair and Chief Executive Officer could most effectively serve the Company’s and its stockholders’ interests if combined. From time to time, the Company proactively engages with stockholders throughout the year to learn their perspectives on significant issues, and intends to continue to do so, including with respect to gathering stockholder perspectives on Board leadership structure.

Director Independence

Under our Corporate Governance Guidelines and the Nasdaq Stock Market listing rules (the “Nasdaq rules”), a director is not independent unless the Board of Directors affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq rules require that none of the per se bars for a director to qualify as independent are implicated. Furthermore, under the Nasdaq rules, a majority of a listed company’s board of directors must be comprised of independent directors. The Nasdaq rules also require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent, and that audit and compensation committee members satisfy the additional independence criteria set forth in Rule 10A-3 and 10C-1, respectively, under the Securities Exchange Act of 1934, as amended.

Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Mr. Andres, Dr. Gutiérrez-Ramos, Dr. Hohneker, Ms. McHugh, Dr. McInnes, Mr. Melas-Kyriazi, Mr. Rosiello and Ms. Williams, representing eight of our nine directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq rules. The Board also determined that each of Lord Ara Darzi and David P. Perry was independent during the time he served on our Board in 2022. In making this determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders, including, as to Lord Darzi, Mr. Melas-Kyriazi and Mr. Rosiello, their relationships to, and our transactions with, Flagship Pioneering and its affiliates. Our Board of Directors also considered that Ms. McHugh previously provided consulting services to the Company and received compensation in an aggregate amount of less than $120,000.

Board Committees

Our Board of Directors has established four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee and a science and technology committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board of Directors when necessary to address specific issues. Each of the audit committee, the compensation committee, the nominating and corporate governance committee and the science and technology committee operates pursuant to a written charter.

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Science and Technology Committee
Balkrishan (Simba) Gill	—	—	—	—
Juan Andres	—	X	—	X
Jose-Carlos Gutiérrez-Ramos, Ph.D.	—	—	—	X
John A. Hohneker, M.D.	—	—	X	X
Julie H. McHugh	X	—	Chair	—
Iain B. McInnes, M.B.Ch.B., Ph.D.	—	—	—	Chair
Theodose Melas-Kyriazi	Chair	—	X	—
Robert L. Rosiello	—	Chair	—	—
Tonya Williams	X	X	—	—

Audit Committee

Our audit committee is responsible for, among other things:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating our Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures and Code of Business Conduct and Ethics;

•	reviewing and discussing with management and our registered public accounting firm our reports on internal control;

•	discussing our risk management policies;

•	meeting independently with our internal auditing staff, if any, registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions;

•

pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the committee or exempt from such requirement under SEC rules);

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters and, more generally, suspected violations of our Code of Business Conduct and Ethics; and

•	preparing the audit committee report required by SEC rules.

Our audit committee currently consists of Ms. McHugh, Mr. Melas-Kyriazi and Ms. Williams, with Mr. Melas-Kyriazi serving as chair. All members of our audit committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. Our Board of Directors has affirmatively determined that each member of our audit committee qualifies as “independent” under Nasdaq’s heightened standards and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), applicable to audit committee members, and that Mr. Melas-Kyriazi qualifies as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our compensation committee is responsible for, among other things:

•	reviewing and approving, or recommending for approval by our Board of Directors, the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our Board of Directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis”, to the extent required;

•	reviewing with management our major compensation-related risk exposures and the steps management has taken, or should consider taking, to monitor or mitigate such exposures; and

•	preparing the annual compensation committee report required by SEC rules, to the extent required.

Our compensation committee currently consists of Dr. Hohneker, Ms. McHugh and Mr. Melas-Kyriazi, with Ms. McHugh serving as chair. Our Board of Directors has determined that each member of our compensation committee qualifies as “independent” under Nasdaq’s heightened standards applicable to compensation committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.

The compensation committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The compensation committee also may delegate to one or more executive officers the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

Our Chief Executive Officer makes recommendations to the compensation committee regarding the compensation of our executive officers other than himself. The compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable Nasdaq rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the compensation committee.

Compensation Consultants

In accordance with its authority to retain consultants and advisors described above, the compensation committee has engaged Pay Governance LLC (“Pay Governance”) to provide executive and director compensation consulting services to the compensation committee. In 2022, Pay Governance provided services to the compensation committee, which included providing information and data on current trends and developments in executive and director compensation, analyzing benchmarking data and evaluating our peer group composition. In addition, during 2022, Pay Governance provided information to the compensation committee in connection with the compensation program for our non-executive employees and, at the request of management, Pay Governance provided information to management and the compensation committee regarding alternative approaches for the form and structure of our executive compensation programs. The fees for services performed by Pay Governance in 2022 that were unrelated to determining or recommending the amount or form of executive and director compensation were, in each case and in the aggregate less than $120,000. The compensation committee evaluated whether any of the work performed by Pay Governance during 2022 raised any conflict of interest and determined that it did not.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

•	identifying individuals qualified to become members of our Board of Directors;

•	recommending to our Board of Directors the persons to be nominated for election as directors and to each committee of the Board;

•

developing and recommending to our Board of Directors corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time;

•	overseeing our environmental, social and governance (ESG) efforts and initiatives; and

•	overseeing a periodic evaluation of our Board of Directors.

Our nominating and corporate governance committee currently consists of Mr. Andres, Mr. Rosiello and Ms. Williams, with Mr. Rosiello serving as chair. Before his resignation on April 14, 2023, Lord Ara Darzi also served on our nominating and corporate governance committee. Our Board of Directors has determined that each member of our nominating and corporate governance committee (and Lord Darzi prior to his departure), qualifies as “independent” under applicable Nasdaq rules applicable to nominating and corporate governance committee members.

Science and Technology Committee

Our science and technology committee is responsible for, among other things:

•	periodically reviewing and advising our Board of Directors on our strategic direction and investment in research and development and technology;

•	serving as a resource to our management team to provide advice, solve problems, and make key external introductions; and

•

conferring with our Chief Scientific Officer, our Chief Medical Officer and our Chief Technical Operations and Quality Officer on significant emerging trends and issues in science, technology and clinical development and considering the potential impact of such on us business.

Our science and technology committee currently consists of Mr. Andres, Dr. Gutiérrez-Ramos, Dr. Hohneker and Dr. McInnes, with Dr. McInnes serving as chair.

Board of Directors and Committee Meetings and Attendance

During the year ended December 31, 2022, our Board of Directors met six times, the audit committee met four times, the compensation committee met six times, the nominating and corporate governance committee met six times and the science and technology committee met once. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board of Directors and the committees on which he or she served as a member during the year ended December 31, 2022.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board of Directors, are regularly scheduled throughout the year. In addition, at least twice a year, the independent directors meet in a private session that excludes management and any non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the attendance of members of our Board of Directors at our annual meetings of stockholders, but we expect our directors to make every effort to attend any meeting of stockholders. Other than Mr. Andres, David Epstein, Drs. Gutiérrez-Ramos and McInnes, and Ms. Williams, all of our then-incumbent directors attended our annual meeting of stockholders held in 2022.

Director Nominations Process

The nominating and corporate governance committee is responsible for recommending candidates to serve on our Board of Directors and its committees. In considering whether to recommend any particular candidate to serve on the Board of Directors or its committees or for inclusion in the Board’s slate of recommended director nominees for election at an annual meeting of stockholders, the nominating and corporate governance committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the nominating and corporate governance committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors.

While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Board of Directors evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals and recommendations from other incumbent members of the Board of Directors, management, stockholders or other sources, including third party recommendations as well as through business and other organizational networks and relationships. The nominating and corporate governance committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board of Directors’ effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the Board of Directors evaluation process and other perceived needs of the Board of Directors. Ms. McHugh, a

Class II Director nominee appointed to the Board in 2021, was identified as a potential candidate to serve on our Board of Directors by non-executive members of our Board of Directors as well as members of our management team. Mr. Rosiello, a Class II Director nominee appointed to the Board in April 2023, was identified as a potential candidate to serve on our Board of Directors by a stockholder of the Company.

Each of the director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their initial appointment and their nomination for re-election at the Annual Meeting. None of our stockholders currently have any continuing rights regarding the election or designation of members of our Board of Directors.

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board of Directors’ nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

The nominating and corporate governance committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria and in the same manner as candidates identified by the nominating and corporate governance committee. Any recommendation submitted to us should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our By-laws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration by the nominating and corporate governance committee may do so by submitting the above information to the attention of our Secretary, Evelo Biosciences, Inc., 620 Memorial Drive, Cambridge, MA 02139. All recommendations for nominations received by our Secretary that satisfy our By-law requirements relating to such director nominations will be presented to the nominating and corporate governance committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our By-laws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations”.

Director Succession Planning and Annual Evaluations

We refresh our Board of Directors, evaluate our Board of Directors’ needs, and assess our Board of Directors’ succession plans regularly. As of the Record Date, the average age of our directors was approximately 59 years, with our directors’ ages ranging from 49 to 65 years of age. The average tenure of our directors was approximately 2.9 years, with two of our nine directors having joined our Board of Directors during 2022 and one in 2023. Our directors conduct periodic evaluations to assess the performance and effectiveness of the Board of Directors and its committees.

Board Role in Risk Oversight

The Board of Directors has overall responsibility for risk oversight including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the Board of Directors has overall responsibility for risk oversight, including business continuity risks, it is supported in this function by its audit committee, compensation committee, nominating and corporate governance committee, and science and technology committee. Each of the committees regularly reports to the Board of Directors. Additionally, management’s involvement in day-to-day risk management enables our disclosure committee, which consists of members of management, to assist our Chief Executive Officer and Chief Financial Officer in the effective design, establishment, maintenance, review, and evaluation of the Company’s disclosure controls and procedures. The Company’s management, led by our Chief Executive Officer and executive team, implements and supervises day-to-day risk management processes.

The audit committee assists the Board of Directors in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements, and our enterprise risk management program. Through its regular meetings with management, including the finance, legal, tax, compliance, and information technology functions, the audit committee reviews and discusses significant areas of our business and summarizes for the Board of Directors areas of risk and the appropriate mitigating factors. The compensation committee assists the Board of Directors by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters, and coordinating, along with the Chair of the Board of Directors, succession planning discussions. The nominating and corporate governance committee assists the Board of Directors by overseeing and evaluating programs and risks associated with Board organization, membership and structure, and corporate governance. The science and technology committee assists the Board of Directors by overseeing and evaluating programs and risks associated with research and development activities, including clinical trials sponsored by the Company. In addition, the Board of Directors receives periodic detailed operating performance reviews from management.

Committee Charters and Corporate Governance Guidelines

Our Corporate Governance Guidelines, charters of the audit committee, compensation committee, nominating and corporate governance committee, and science and technology committee, and other corporate governance information are available in the “Corporate Governance - Governance Documents” section of the “Investors & Media” page of our website located at www.evelobio.com, or by writing to our Secretary at our offices at 620 Memorial Drive, Cambridge, MA 02139.

Justice, Equity, Diversity and Inclusion

We believe that creating a just, equitable, diverse, and inclusive culture is critical to attracting, motivating and retaining the talent to deliver on our mission of providing affordable healthcare to people across the globe, and moreover an integral element of responsible corporate stewardship. Our nominating and corporate governance committee engages with management on matters such as employee development, corporate culture and engagement, as well as justice, equality, diversity and inclusion, or JEDI, initiatives.

In 2021, we re-organized our existing efforts by creating our formal JEDI working group, which is dedicated to advancing key JEDI initiatives and educating our broader employee base about JEDI subjects more generally. Our leadership team champions these efforts. Employees from across our business platform, including from senior management and other leadership positions, comprise the active sitting members of our JEDI working group. Current JEDI initiatives include empowering our employee resource groups, conducting employee surveys regarding past and current experiences and backgrounds, introducing new learning and development opportunities, strengthening our talent acquisition strategies, and formulating new approaches to further improve outreach to diverse candidate sources.

As of December 31, 2022, approximately 45% of our workforce was born outside of North America, and our employees came from over 15 countries around the world. As of the Record Date, our Board of Directors included four directors who self-identified as non-white, two directors who self-identified as female, and one director who self-identified as a member of the LGBTQ+ community. We believe our Company should be as diverse as the world around us, and we are committed to contributing to diverse representation in biotech. See also “Proposal 1 Election of Directors—Board Diversity”.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller or persons performing similar functions. A copy of our Code of Conduct is available under the “Corporate Governance—Governance Documents” section of the “Investors & Media” page of our website located at www.evelobio.com, or by writing to our Secretary at our offices at 620 Memorial Drive, Cambridge, MA 02139.

We intend to make any legally required disclosures regarding amendments to, or waivers from, provisions of our Code of Conduct on our website rather than by filing a Current Report on Form 8-K. We also intend to disclose on our website any amendment to, or waiver from, a provision of our Code of Conduct that applies to directors and executive officers and that is required to be disclosed pursuant to the rules of the SEC and/or the Nasdaq rules.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts; short sales; and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities.

Stockholder Communications with Our Board of Directors

Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of our Secretary at Evelo Biosciences, Inc., 620 Memorial Drive, Cambridge, Massachusetts 02139. Our Secretary will forward the communication to the appropriate director or directors.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Overview

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. As an “emerging growth company”, as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and smaller reporting companies. In 2022, our “named executive officers” and their positions were as follows:

•	Balkrishan (Simba) Gill, Ph.D., Chief Executive Officer, President and Director;

•	Marella Thorell, Chief Financial Officer and Treasurer; and

•	Jonathan Zung, Ph.D., former Chief Development Officer.*

*	Dr. Zung’s employment with us terminated on March 3, 2023.

2022 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)		Total ($)
Balkrishan (Simba) Gill, Ph.D.	2022	585,000	—	—	1,136,250	—	385	(5)	1,721,635
Chief Executive Officer	2021	575,000	—	—	3,372,930	268,813	509		4,217,252
Marella Thorell (6)	2022	132,462	100,000	—	763,576	—	33,059	(7)	1,029,097
Chief Financial Officer
Jonathan Zung, Ph.D.	2022	432,000	—	—	627,348	—	48,215	(8)	1,107,563
Former Chief Development Officer	2021	415,000	110,000	166,500	3,679,560	141,100	47,177		4,559,337

(1)	Amounts reported represent one-time, cash sign-on bonuses paid following commencement of employment.
(2)

Amounts represent the full grant-date fair value of restricted stock units granted during the identified period computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officer. The value of restricted stock units granted are based on the closing share price on the day of grant. We provide information regarding restricted stock units in Note 12 to our audited consolidated financial statements filed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Refer to “- Narrative Disclosure to Summary Compensation Table - Equity Compensation” below for additional information.

(3)

Amounts represent the full grant-date fair value of stock options granted during 2022 and 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officer. We provide information regarding the assumptions used to calculate the value of the stock options in Note 12 to our audited consolidated financial statements filed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Refer to “- Narrative Disclosure to Summary Compensation Table - Equity Compensation” below for additional information.

(4)	Amounts reported represent annual bonuses paid based upon the achievement of our corporate objectives for 2021. No annual bonuses were paid in 2022.
(5)	Amount reported represents reimbursement for Massachusetts family leave taxes.

(6)	Ms. Thorell commenced employment with us as our Chief Financial Officer and Treasurer, effective September 1, 2022.
(7)	Amount reported represents $29,178 of temporary housing allowance and $3,881 of 401(k) employer match contributions.
(8)	Amount reported represents $43,093 of temporary housing allowance, $1,122 of commuter allowance, and $4,000 of 401(k) employer match contributions.

Narrative Disclosure to 2022 Summary Compensation Table

2022 Salaries

We pay our named executive officers a base salary to provide a fixed component of compensation reflecting the named executive officer’s skill set, experience, role and responsibilities. Base salaries for our named executive officers generally have been set at levels deemed necessary to attract and retain the named executive officers and originally were established in each named executive officer’s employment agreement or offer letter.

The base salaries for our named executive officers for 2022 were as follows: Dr. Gill: $585,000; Ms. Thorell: $420,000; and Dr. Zung: $432,000. As Ms. Thorell commenced employment with us on September 1, 2022, her salary shown in the 2022 Summary Compensation Table above reflects a partial year of employment.

2022 Performance Bonuses

We offer our named executive officers the opportunity to earn annual performance bonuses to compensate them for attaining short-term company goals established by our Board of Directors. Our Board of Directors generally determines the amount of any annual performance bonus payment by multiplying the level of achievement of the applicable performance criteria by the named executive officer’s target bonus percentage and the named executive officer’s annual base salary earned for the year. As a result, the actual bonus earned by a named executive officer could be more or less than the named executive officer’s target bonus amount. However, the maximum performance bonus attainable generally may not exceed 200% of the target bonus amount. In addition, the Board of Directors retains discretion to adjust the bonus amounts upward or downward based on any factors that it determines are relevant. Our Board of Directors determined not to pay annual performance bonuses to our named executive officers for work performed in 2022 to preserve cash resources.

Equity Compensation

We generally offer stock options and/or restricted stock units to our named executive officers as the long-term incentive component of our compensation program. Stock options allow our employees to purchase shares of our common stock at a price equal to (or, in some cases, greater than) the fair market value of our common stock on the date of grant. Our stock options generally vest over four years, subject to continued service. Historically, our employee stock options have been intended to qualify as “incentive stock options” to the extent permitted under the Code, as amended, and prior to our initial public offering, have sometimes allowed “early exercise” of the unvested portion in exchange for shares of restricted stock subject to the same vesting schedule as the underlying stock option. Restricted stock units allow our employees to receive shares of our common stock on one or more specified vesting dates, such shares having the then-current market value on the applicable vesting date. Our restricted stock units generally vest over periods varying from one to four years, subject to continued service.

In January 2022, we granted Dr. Gill a stock option award to purchase 300,000 shares of our common stock at an exercise price of $5.05 per share, which was the closing price of our common stock on the date of grant. Subject to Dr. Gill’s continued service, the stock option vests in 48 substantially equal monthly installments over four years and was issued under our 2018 Plan.

In September 2022, we granted Ms. Thorell a stock option award to purchase 440,000 shares of our common stock at an exercise price of $2.29 per share, which was the closing price of our common stock on the date of grant. Subject to Ms. Thorell’s continued service, the stock option vests as to 25% of the shares underlying the option on September 1, 2023 (the first anniversary of Ms. Thorell’s employment commencement date), and as to the remainder, in 36 substantially equal monthly installments thereafter. The stock option award was issued under our 2021 Employment Inducement Award Plan.

In January 2022, we granted Dr. Zung a stock option award to purchase 115,000 shares of our common stock at an exercise price of $5.05 per share, which was the closing price of our common stock on the date of grant. Subject to Dr. Zung’s continued service, the stock option was eligible to vest in 48 substantially equal monthly installments over four years and was issued under our 2018 Plan. In July 2022, we granted Dr. Zung a stock option award to purchase 115,000 shares of our common stock at an exercise price of $2.24 per share, which was the closing price of our common stock on the date of grant. Subject to Dr. Zung’s continued service, the stock option was eligible to vest as to 50% of the shares underlying the option on each of the first and second anniversaries of the date of grant. The stock option award was issued under our 2018 Plan. Dr. Zung’s employment with us terminated on March 3, 2023, and his outstanding equity awards ceased vesting as of such date.

Other Elements of Compensation

Retirement Plans

We maintain a 401(k) retirement savings plan for our U.S. employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as our full-time employees generally. We make employer matching contributions to the 401(k) plan equal to 50% of employee contributions up to a maximum of 6% of eligible compensation or $4,000 per year, whichever is less. Dr. Gill elected not to participate in the 401(k) plan during 2022. Ms. Thorell and Dr. Zung did participate in the 401(k) plan during 2022.

Employee Benefits and Perquisites

All of our U.S. full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical and dental benefits, medical and dependent care flexible spending accounts, commuter benefits, gym reimbursement, short-term and long-term disability insurance, and life insurance to the same extent as our other full-time employees generally, subject to the terms and eligibility requirements of those plans. From time to time, we offer limited perquisites to our named executive officers, which we believe are necessary and appropriate to provide a competitive compensation package to our named executive officers. The amounts paid pursuant to these arrangements for 2022 are included in the “All Other Compensation” column of the 2022 Summary Compensation Table above.

Employment Arrangements

We have entered into an employment agreement with Dr. Gill that governs the terms and conditions of his employment with us. We have not entered into a formal employment agreement with Ms. Thorell. During 2022, Ms. Thorell and Dr. Zung were eligible to participate in our executive severance plan, which provides for severance payments and benefits upon qualifying terminations of employment for certain employees. Certain key terms of these arrangements are described below.

Employment Agreement with Balkrishan (Simba) Gill, Ph.D.

We entered into an offer letter with Dr. Gill effective June 25, 2015, which was subsequently amended in connection with our initial public offering. Pursuant to the offer letter, as amended, if we terminate Dr. Gill’s employment other than for Cause or Dr. Gill resigns for Good Reason (as such capitalized terms are defined in the amended offer letter), Dr. Gill will be entitled to receive (a) payments equal to 12 months of his then-current annual base salary, payable in periodic installments over 12 months in accordance with our normal payroll practices, and (b) direct payment of or reimbursement for a portion of his COBRA premiums at our normal rate of contribution for employees for up to 12 months. If the employment termination occurs on the date of or within 12 months following a Change in Control (as defined in the 2018 Plan), Dr. Gill will instead be entitled to receive (a) payments equal to 18 months of his then-current annual base salary plus 150% of his target annual bonus amount, payable in periodic installments over 18 months in accordance with our normal payroll practices, (b) direct payment of or reimbursement for a portion of his COBRA premiums at the Company’s normal rate of contribution for employees for up to 18 months and (c) immediate vesting of all unvested equity or equity-based awards under any of our equity compensation plans that vest solely based upon the passage of time. Dr. Gill’s right to receive severance payments and benefits remains subject to his execution and non-revocation of a release of claims and his compliance with certain confidentiality obligations and restrictive covenants.

Evelo Biosciences, Inc. Executive Severance Plan

Our Board of Directors adopted the Executive Severance Plan, effective upon the consummation of the initial public offering in May 2018, and amended it in December 2019 (as amended, the “Severance Plan”). Each of Ms. Thorell and Dr. Zung was a participant in the Severance Plan during 2022. Under the Severance Plan, in the event of Ms. Thorell’s or Dr. Zung’s respective termination of employment without Cause or resignation for Good Reason (as such capitalized terms are defined in the Severance Plan), each is entitled to receive (a) payments equal to nine months of his or her then-current annual base salary, payable in periodic installments over nine months in accordance with our normal payroll practices, and (b) direct payment of or reimbursement for a portion of his or her COBRA premiums at our normal rate of contribution for employees for up to nine months. If the employment termination occurs on the date of or within 12 months following a Change in Control (as defined in the 2018 Plan), Ms. Thorell or Dr. Zung, as applicable, would each instead be entitled to receive (a) payments equal to 12 months of his or her then-current annual base salary plus 100% of his or her target annual bonus amount, payable in periodic installments over 12 months in accordance with our normal payroll practices, (b) direct payment of or reimbursement for a portion of his or her COBRA premiums at our normal rate of contribution for employees for up to 12 months and (c) immediate vesting of all unvested equity or equity-based awards under any of our equity compensation plans that vest solely based upon the passage of time. The right to receive severance payments and benefits is subject to Ms. Thorell’s and Dr. Zung’s, as applicable, execution and non-revocation of a release of claims and compliance with certain confidentiality obligations and restrictive covenants.

Our Board of Directors has reserved the right to modify or terminate the Severance Plan at any time, except that no modification or termination may affect the rights of an employee to claim benefits under the Severance Plan for a termination of employment occurring prior to the date of the modification or termination, and the Severance Plan may not be amended or modified during the 12 months following a Change in Control in a way that adversely affects a participant’s rights.

Dr. Zung was terminated without Cause in March 2023 and, as a participant in the Severance Plan, was eligible to receive the entitlements thereof, in all cases subject to the terms and conditions described above.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides information regarding equity awards held by our named executive officers that were outstanding as of December 31, 2022.

		Option Awards						Stock Awards
Name and Principal Position	Vesting Start Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Balkrishan (Simba) Gill, Ph.D.	7/1/2015	245,854	—		—	0.49	11/4/2025	—		—
Chief Executive Officer	7/1/2016	596,959	—		—	1.14	10/4/2026	—		—
	7/1/2017	183,868	—		—	3.96	12/14/2027	—		—
	3/21/2018	134,836	—		—	10.48	4/3/2028	—		—
	4/3/2018	72,321	72,322	(2)	—	10.48	4/3/2028	—		—
	5/8/2018	145,869	—		—	16.00	5/8/2028	—		—
	1/14/2019	206,250	13,750	(3)	—	13.71	1/14/2029	—		—
	1/28/2020	182,291	67,709	(4)	—	7.06	1/27/2030	—		—
	1/27/2021	131,767	143,233	(4)	—	16.65	1/26/2031	—		—
	1/19/2022	68,750	231,250	(4)	—	5.05	1/18/2032	—		—
Marella Thorell	9/1/2022	—	440,000	(5)	—	2.29	8/31/2032	—		—
Chief Financial Officer
Jonathan Zung, Ph.D. (8)	1/4/2021	143,750	156,250	(5)	—	16.65	1/26/2031	—		—
Former Chief Development Officer	1/27/2021	—	—		—	—	—	10,000	(6)	$16,100
	1/19/2022	26,348	88,652	(4)	—	5.05	1/18/2032	—		—
	7/19/2022	—	115,000	(7)	—	2.24	7/18/2032	—		—

(1)	The market value of unvested restricted stock units as of December 31, 2022 is based on fair market value of the Company’s stock as listed on the Nasdaq Global Select Market of $1.61 per share.
(2)	The stock option vests in two equal installments on March 21, 2022 and March 21, 2023.
(3)	The stock option vests over four years with 25% vesting on the first anniversary of the vesting start date indicated and the remainder vesting thereafter in equal quarterly installments.
(4)	The stock option vests in forty-eight substantially equal installments at the end of each monthly anniversary of the date of grant.
(5)

The stock option vests over four years with 25% vesting on the first anniversary of the vesting start date indicated and the remainder vesting thereafter in thirty-six (36) substantially equal monthly installments.

(6)	Restricted stock units were eligible to vest in full on January 27, 2024.
(7)	The stock option was eligible to vest in two equal installments at the end of each annual anniversary of the date of grant.
(8)	Dr. Zung’s employment with us terminated on March 3, 2023, and his outstanding equity awards ceased vesting as of such date.

Director Compensation

Directors who are also our employees do not receive additional compensation for their service as directors. We maintain a compensation program for our non-employee directors, which was initially adopted in connection with our initial public offering in 2018 and subsequently amended, most recently in March 2022.

Under this program, each non-employee director received the following amounts for their services on our Board of Directors during 2022:

•

an option to purchase 35,000 shares of our common stock (increased to 40,000 shares effective April 1, 2022) upon the director’s initial election or appointment to our Board of Directors (an “Initial Option”),

•

if the director served on our Board of Directors for at least six months as of the date of an annual meeting of stockholders and continued to serve immediately following such meeting, an option to purchase 17,500 shares of our common stock (increased to 20,000 shares effective April 1, 2022) on the date of the annual meeting (an “Annual Option”),

•	effective April 1, 2022, an additional Annual Option to purchase 30,000 shares of our common stock for the Chair of the Board of Directors or lead independent director (the “Chair Annual Option”),

•	an annual director fee of $40,000, and

•	if the director served on a committee of our Board of Directors or in the other capacities stated below, an additional annual fee as follows:

•	chair of the Board of Directors or lead independent director, $30,000 (increased to $35,000 effective April 1, 2022),

•	chair of the audit committee, $15,000,

•	audit committee member other than the chair, $7,500,

•	chair of the compensation committee, $10,000,

•	compensation committee member other than the chair, $5,000,

•	chair of the nominating and corporate governance committee, $8,000,

•	nominating and corporate governance committee member other than the chair, $4,000,

•	chair of the science and technology committee, $8,000, and

•	science and technology committee member other than the chair, $4,000.

Stock options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our common stock on the date of grant and will expire not later than ten years after the date of grant. The stock options granted upon a director’s initial election or appointment will vest in 36 equal monthly installments following the date of grant, subject to continued service on each applicable vesting date. The stock options granted annually to directors will vest in a single installment on the earlier of the day before the next annual meeting or the first anniversary of the date of grant, subject to continued service on such date or, with respect to the Chair Annual Option, continued service as Chair of the Board of Directors or lead independent director. In addition, all unvested stock options will vest in full upon the occurrence of a Change in Control (as defined in the 2018 Plan).

Director fees under the program are payable in arrears in four equal quarterly installments not later than the 15th day following the final day of each calendar quarter, provided that the amount of each payment is prorated for any portion of a quarter that a director is not serving on our Board of Directors or a committee.

In connection with his appointment as the then Chair of our Board of Directors, we previously entered into a letter agreement with Mr. David Epstein (the “Letter Agreement”) effective September 16, 2019. The Letter Agreement was amended on October 14, 2020 and again on April 9, 2021. In accordance with the terms of the Letter Agreement, Mr. Epstein was granted an option to purchase 75,000 shares of our common stock, which award vested in 36 equal monthly installments subject to his continued provision of services to the Company as the Chair of our Board of Directors on the applicable vesting date. Under the Letter Agreement as amended on October 14, 2020, Mr. Epstein was entitled to receive (i) an annual equity award on each anniversary of his appointment as the Chair of our Board of Directors in the form of an option to purchase shares of our common stock having an aggregate grant date fair value equal to approximately $225,000, as determined by our Board of Directors in its discretion based on customary option pricing methodologies, which award vested in 12 substantially equal monthly installments following the grant date, subject to his continued service as the Chair of our Board of Directors on the applicable vesting date, and (ii) an aggregate annual cash retainer of $150,000 for his service as Chair of our Board of Directors and on any committees of our Board of Directors (whether as a member or the chair of any such committees). Under the Letter Agreement as amended on April 9, 2021, effective on June 30, 2021, Mr. Epstein was entitled to receive restricted stock units having an aggregate grant date fair value of approximately $375,000, as determined by our Board of Directors in its discretion based on a ten-day trailing average of the closing price of our common stock on the Nasdaq Global Select Market, as his sole compensation for serving as the Chair of our Board of Directors. Subject to his continued service as the Chair of our Board of Directors on the applicable vesting date, the restricted stock units vested in 12 substantially equal monthly installments following June 30, 2021, such that the restricted stock units became fully vested on June 30, 2022. All of the foregoing options and restricted stock units, to the extent then outstanding, were subject to accelerated vesting upon the occurrence of a Change in Control (as defined in the 2018 Plan). Through its expiration on June 30, 2022, the compensation provided under the Letter Agreement was in lieu of, and not in addition to, the compensation provided under our non-employee director compensation program, and Mr. Epstein was not entitled to receive any cash or equity compensation provided pursuant to our non-employee director compensation program while receiving the compensation described in the Letter Agreement.

The Company also previously entered into a separate consulting agreement with Mr. Epstein (the “Consulting Agreement”) effective September 16, 2019, pursuant to which Mr. Epstein provided strategic advisory and other consulting services to the Company. The Consulting Agreement was terminable by either party upon 30 days’ prior written notice. The Consulting Agreement was amended on October 14, 2020 and again on April 9, 2021, with a term that ended on June 30, 2022. In accordance with the terms of the Consulting Agreement, Mr. Epstein was granted an option to purchase 75,000 shares of the Company’s common stock, which award vested in 36 equal monthly installments subject to his continued provision of consulting services to the Company pursuant to the Consulting Agreement on the applicable vesting date. Under the Consulting Agreement as amended on October 14, 2020, Mr. Epstein also was entitled to receive (i) an annual equity award on each anniversary of the effective date of the Consulting Agreement in the form of an option to purchase shares of the Company’s common stock having an aggregate grant date fair market value equal to approximately $225,000, as determined by our Board of Directors in its discretion based on customary option pricing methodologies, which award vested in 12 substantially equal monthly installments following the grant date, subject to Mr. Epstein’s continued provision of consulting services to the Company pursuant to the Consulting Agreement on the applicable vesting date, and (ii) an aggregate annual cash consulting fee of $300,000 for Mr. Epstein’s consulting services. In the event the Consulting Agreement was renewed for a term of less than one year, the aggregate grant date fair value of the corresponding annual equity award and the resulting number of shares of the Company’s common stock purchasable under such annual equity award and the vesting schedule were to be adjusted proportionately to the length of the renewal term. Under the Consulting Agreement as amended on April 9, 2021, effective on June 30, 2021, Mr. Epstein was entitled to receive restricted stock units having an aggregate grant date fair value of approximately $525,000, as determined by our Board of Directors in its discretion based on a ten-day trailing average of the closing price of our common stock on the Nasdaq Global Select Market, as his sole compensation for the provision of consulting services to the Company. Subject to his continued provision of consulting services to the Company pursuant to the Consulting Agreement on the applicable vesting date, the restricted stock units vested in 12 substantially equal monthly installments following June 30, 2021, such that the restricted stock units became fully vested on June 30, 2022. All of the foregoing options and restricted stock units, to the extent then outstanding, were subject to accelerated vesting upon the occurrence of a Change in Control (as defined in the 2018 Plan).

In June 2022, the terms of Mr. Epstein’s then outstanding unvested option grants were modified to allow immediate vesting upon his resignation as Chairman of our Board of Directors on June 30, 2022, at which time

Mr. Epstein continued to serve as a member of our Board of Directors and receive compensation for his services in accordance with our non-employee director compensation program. Mr. Epstein resigned from our Board of Directors in February 2023.

2022 Director Compensation Table

The following table sets forth in summary form information concerning the compensation that was earned by or paid to each of our non-employee directors during the year ended December 31, 2022:

Name(1)	Fees earned or paid in cash ($)	Option awards ($)(2)	Total ($)
Juan Andres	48,000	38,146	86,146
Lord Ara Darzi(3)	67,046	82,684	149,730
David R. Epstein(4)	22,000	29,692	51,692
Jose-Carlos Gutiérrez-Ramos, Ph.D.	33,000	99,276	132,276
John Hohneker, M.D.	49,000	38,146	87,146
Julie McHugh	56,617	38,146	94,763
Iain B. McInnes, M.B.Ch.B., Ph.D.	48,000	38,146	86,146
Theodose Melas-Kyriazi	60,000	38,146	98,146
David P. Perry	23,850	—	23,850
Tonya Williams	37,187	99,276	136,463

(1)

As an employee of the Company, Dr. Gill does not receive any additional compensation for his service as a director. Compensation received for his service as our President and Chief Executive Officer is set forth in the 2022 Summary Compensation Table above. David P. Perry did not stand for re-election to our Board at our 2022 Annual Meeting of Stockholders and ceased serving as a director in June 2022.

(2)

Amounts represent the full grant date fair value of the stock options granted during 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock option awards made to directors in Note 12 to our audited consolidated financial statements filed in our 2022 Form 10-K.

(3)	Lord Darzi resigned from the Board of Directors on April 14, 2023.
(4)	Mr. Epstein resigned from the Board of Directors on February 4, 2023.

The table below shows the aggregate number of shares subject to option awards (exercisable and unexercisable) held by each non-employee director as of December 31, 2022.

Name	Shares Subject to Options Outstanding at Year-End (#)
Juan Andres	84,570
Lord Ara Darzi(1)	162,621
David R. Epstein(2)	387,891
Jose-Carlos Gutiérrez-Ramos, Ph.D.	40,000
John Hohneker, M.D.	51,380
Julie H. McHugh	63,148
Iain B. McInnes, M.B.Ch.B., Ph.D.	55,000
Theodose Melas-Kyriazi	125,266
Tonya Williams	40,000

(1)	Lord Darzi resigned from the Board of Directors on April 14, 2023.
(2)	Mr. Epstein resigned from the Board of Directors on February 4, 2023.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2022, regarding our common stock that may be issued under: (1) the 2015 Plan; (2) the 2018 Plan; (3) the Inducement Award Plan; and (4) the ESPP.

Plan category:	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b)(1)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders 2015 Plan (2)	2,849,028	(3)	$3.99	—
2018 Plan (4)	7,625,692	(5)	$9.10	1,032,762
ESPP (6)	—		$—	1,195,147	(7)
Equity Compensation Plans not approved by Stockholders	—		$—	—
Inducement Award Plan (8)	940,000	(9)	$9.11	310,000

Total	11,414,720		$7.83	2,537,909

(1)	Restricted stock units (“RSUs”) do not have an exercise price and are not included in the weighted average exercise price of outstanding options.
(2)	In connection with the initial public offering of shares of our common stock in May 2018 (the “IPO”), we adopted the 2018 Plan and will not make future grants or awards under the 2015 Plan.
(3)	Includes 2,849,028 outstanding options to purchase stock under the 2015 Plan and no outstanding RSUs under the 2015 Plan.
(4)

Pursuant to the terms of the 2018 Plan, the number of shares of common stock available for issuance under the 2018 Plan automatically increases on each January 1, until and including January 1, 2028, by an amount equal to the lesser of (A) 4% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares of common stock as is determined by the board of directors.

(5)	Includes 7,386,244 outstanding options to purchase stock under the 2018 Plan and 239,448 outstanding RSUs under the 2018 Plan.
(6)

Pursuant to the terms of the ESPP, the number of shares of common stock that may be issued under the ESPP will automatically increase on each January 1, until and including January 1, 2028, by an amount equal to the lesser of (A) 1% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares of common stock as is determined by the board of directors.

(7)	Includes 1,195,147 shares available for issuance under the ESPP, of which 37,344 were issued on January 31, 2023 with respect to the purchase period in effect as of December 31, 2022.
(8)

On May 27, 2021, our board of directors adopted the Inducement Award Plan without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Stock Market LLC listing rules (“Rule 5635(c)(4)”). In accordance with Rule 5635(c)(4), cash and equity-based incentive awards under the Inducement Award Plan may only be made to a newly hired employee who has not previously been a member of our board of directors, or an employee who is being rehired following a bona fide period of non-employment by us as a material inducement to the employee’s entering into employment with us. An aggregate of 1,250,000 shares of our common stock were initially reserved for issuance under the Inducement Award Plan. We will continue to grant awards under the 2018 Plan pursuant to the terms thereof. The material terms of the Inducement Award Plan are described in Note 12 to the consolidated financial statements included in this Annual Report on Form 10-K.
(9)	Includes 940,000 outstanding options to purchase stock under the Inducement Award Plan and no outstanding RSUs under the Inducement Award Plan.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our common stock as of April 11, 2023 by: (i) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock; (ii) each of our directors (which includes all nominees); (iii) each of our named executive officers for 2022; and (iv) all directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 110,934,251 shares of our common stock outstanding as April 11, 2023. Shares of our common stock that a person has the right to acquire within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Evelo Biosciences, Inc., 620 Memorial Drive, Cambridge, Massachusetts 02139.

	Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of More than 5%:
Entities affiliated with Flagship Pioneering (1)	50,427,328	45.5%
Entities affiliated with FMR LLC (2)	16,428,351	14.8%

Directors and Named Executive Officers:
Balkrishan (Simba) Gill, Ph.D. (3)	2,296,571	2.0%
Marella Thorell (4)	130,000	*
Jonathan Zung, Ph.D. (5)	187,390	*
Juan Andres (6)	84,570	*
Jose-Carlos Gutiérrez-Ramos, Ph.D. (7)	25,555	*
John A. Hohneker, M.D. (8)	44,406	*
Julie H. McHugh (9)	54,431	*
Iain B. McInnes, M.B.Ch.B., Ph.D. (10)	40,416	*
Theodose Melas-Kyriazi (11)	125,266	*
Robert L. Rosiello(12)	1,111	*
Tonya Williams (13)	15,555	*
All current executive officers and directors as a group (12 persons) (14)	4,598,270	4.0%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

Based on a Schedule 13D/A filed with the SEC on June 1, 2022 and other information known to us, Flagship VentureLabs IV LLC (“VentureLabs IV”), Flagship Ventures Fund IV, L.P. (“Flagship Fund IV”), and Flagship Ventures Fund IV-Rx, L.P. (“Flagship Fund IV-Rx”, and together with VentureLabs IV and Flagship Fund IV, the “Flagship IV Funds”) directly hold 684,372 shares, 7,590,873 shares and 1,887,419 shares of common stock, respectively. Flagship VentureLabs V LLC (“VentureLabs V”), Flagship Ventures Fund V, L.P. (“Flagship Fund V”), Flagship V VentureLabs Rx Fund, L.P. (“VentureLabs Rx V”), Nutritional Health Side Fund, L.P. (“Nutritional Health Side Fund”), and Nutritional Health Disruptive Innovation Fund, L.P. (“Nutritional Innovation Fund”, and together with VentureLabs V, Flagship Fund V, VentureLabs Rx V, Nutritional Health Side Fund, the “Flagship V Funds”) directly hold 2,645,637 shares, 4,201,284 shares, 1,609,871 shares, 795,950 shares and 3,598,177 shares of common stock, respectively. Flagship Ventures Opportunities Fund I, L.P. (“Flagship Opportunities I”) directly holds 5,495,324 shares of common stock. Nutritional Health LTP Fund, L.P. (“Nutritional LTP,”) directly holds 8,219,791 shares of common stock. Flagship Pioneering Fund VII, L.P. (“Flagship Fund VII” and together with the Flagship Fund IV Funds, VentureLabs V, the Flagship Fund V Funds, Flagship Opportunities I and Nutritional LTP, the “Flagship Funds”) directly holds 13,698,630 shares of common stock. Flagship Fund IV, is a member of VentureLabs IV and also serves as its manager. Flagship Ventures Fund IV General Partner LLC (“Flagship Fund IV GP”) is the general partner of Flagship Fund IV and Flagship Fund IV-Rx. VenturesLabs IV is a member of Flagship Fund IV. Flagship VentureLabs V Manager LLC (“VentureLabs V Manager”) is the manager of VentureLabs V. Flagship Pioneering, Inc. (“Flagship Pioneering”) is the manager of VentureLabs V Manager. Flagship Ventures Fund V General Partner LLC (“Flagship Fund V GP”), is the general partner of Nutritional Innovation Fund, Flagship Fund V, VentureLabs Rx V and Nutritional Health Side Fund. Flagship Ventures Opportunities Fund I General Partner LLC (“Flagship Opportunities GP”) is the general partner of Flagship Opportunities I. Nutritional Health LTP General Partner LLC (“Nutritional LTP GP”). is the general partner of Nutritional Health LTP Fund, L.P. Flagship Pioneering Fund VII, L.P., a Delaware limited partnership (“Flagship Fund VII” and together with the Flagship Fund IV Funds, VentureLabs V, the Flagship Fund V Funds, Flagship Opportunities I and Nutritional LTP, the “Flagship Funds”). The general partner of Flagship Fund VII is Flagship Pioneering Fund VII General Partner LLC, (“Flagship Fund VII GP”). The manager of Flagship Fund VII GP is Flagship Pioneering with Noubar B. Afeyan, Ph.D. being the Chief Executive Officer, director and sole stockholder of Flagship Pioneering. Dr Afeyan is also the managing member of Flagship Fund IV GP, Flagship Fund V GP, and Flagship Opportunities GP and may be deemed to beneficially own the shares held directly by the Flagship Funds. Neither Flagship General Partners nor Dr. Afeyan directly own any of the shares held by the Flagship Funds. The principal business address of each of the Flagship Funds, the Flagship General Partners, and Dr. Afeyan is 55 Cambridge Parkway, Suite 800E, Cambridge, MA 02142.
(2)

Based solely on a Schedule 13G/A filed with the SEC on February 9, 2023 (the “FMR Schedule 13G/A”). Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940 (the “Investment Company Act”), to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”), advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. Based solely on the FMR Schedule 13G/A, FMR LLC has sole voting power over 16,428,314 shares of common stock and sole dispositive power over 16,428,351 shares of common stock, and Abigail P. Johnson has sole dispositive power over 16,428,351 shares of common stock. The principal business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(3)

Includes 2,234,522 shares of common stock that are or will be immediately exercisable or vest within 60 days of April 11, 2023 and 23,437 shares of common stock issuable upon the settlement of restricted stock units vesting within 60 days of April 11, 2023.

(4)	Consists solely of 130,000 shares of common stock issuable upon the settlement of restricted stock units vesting within 60 days of April 11, 2023.
(5)

Consists solely of 187,390 shares of common stock issuable upon the exercise of vested stock options. Dr. Zung’s employment with us terminated on March 3, 2023, and the beneficial ownership reported herein is based on information known to the Company.

(6)	Consists of 84,570 shares of common stock that are or will be immediately exercisable or vest within 60 days of April 11, 2023.
(7)	Includes 15,555 shares of common stock that are or will be immediately exercisable or vest within 60 days of April 11, 2023.
(8)	Consists of 44,406 shares of common stock that are or will be immediately exercisable or vest within 60 days of April 11, 2023.
(9)	Consists of 54,431 shares of common stock that are or will be immediately exercisable or vest within 60 days of April 11, 2023.
(10)	Consists of 40,416 shares of common stock that are or will be immediately exercisable or vest within 60 days of April 11, 2023.
(11)	Consists of 125,266 shares of common stock that are or will be immediately exercisable or vest within 60 days of April 11, 2023.
(12)

Consists of 1,111 shares of common stock that are or will be immediately exercisable or vest within 60 days of April 11,2023. Robert L. Rosiello joined the Board of Directors on April 14, 2023 and did not hold any options or RSUs as of April 11, 2023. Mr. Rosiello was granted an option to purchase 40,000 shares of common stock under our non-employee director compensation program in connection with his appointment to the Board of Directors on April 14, 2023.

(13)	Consists of 15,555 shares of common stock that are or will be immediately exercisable or vest within 60 days of April 11, 2023.
(14)

Includes 3,913,079 shares of common stock that are or will be immediately exercisable or vest within 60 days of April 11, 2023 and 415,937 shares of common stock issuable upon the settlement of restricted stock units vesting within 60 days of April 11, 2023.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with, except that Mr. Daniel Char (the Company’s then General Counsel and Secretary) and Dr. Jonathan Zung (the Company’s then Chief Development Officer) each inadvertently failed to timely file one Form 4 report, each disclosing one late transaction.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Transactions with Related Persons

Our Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock listed on the Nasdaq Stock Market. Our related person transaction policy requires that the audit committee approve or ratify related person transactions required to be disclosed pursuant to Item 404 of Regulation S-K. Item 404 of Regulation S-K requires disclosure, subject to specified exceptions, of transactions in which we were or are to be a participant and the amount involved exceeds $120,000 (or such other amount as applicable while we remain a smaller reporting company) and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest. It is our policy that directors will recuse themselves from any vote on a related person transaction in which they have an interest. Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.

Certain Related Person Transactions

Investors’ Rights Agreement

We entered into a fourth amended and restated investors’ rights agreement in February 2018 as amended in April 2018, with the holders of our preferred stock, including entities with which certain of our directors are affiliated. The agreement provides for certain rights relating to the registration of such holders’ common stock, including shares issuable upon conversion of preferred stock, and a right of first refusal to purchase future securities sold by us. Certain provisions of the investors’ rights agreement terminated upon the closing of the IPO. The registration rights terminate upon the earlier of May 8, 2025 and the closing of a deemed liquidation event, as defined in the investors’ rights agreement, or, with respect to the registration rights of an individual holder, when the holder can sell all of such holder’s registrable securities in a three-month period without restriction under Rule 144 under the Securities Act.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, may require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Weatherden Ltd. Agreement

In September 2018, we entered into a master consultancy services agreement with Weatherden Ltd. for clinical advisory and operations support services. Weatherden Ltd. is an affiliate of Dr. Duncan McHale, one of our executive officers. During the years ended December 31, 2022 and 2021, the Company paid Weatherden Ltd. $0.2 million and $0.3 million, respectively. As of March 31, 2023, the amount due to Weatherden Ltd. was negligible.

Epstein Consulting Agreement

We entered into the Consulting Agreement with Mr. Epstein, former Chairman of our Board of Directors, in September 2019, which was subsequently amended in October 2020 and April 2021, pursuant to which Mr. Epstein provided strategic advisory and other consulting services to us. Certain key terms of the Consulting Agreement are described in “Executive Officer and Director Compensation — Director Compensation” above.

February 2021 Follow-On Offering

In February 2021, we completed an underwritten follow-on offering in which we issued and sold an aggregate of 5,175,000 shares of our common stock at a public offering price of $15.00 per share, generating net proceeds of $73.0 million, after deducting underwriting discounts and commissions and other offering expenses payable by us. The following table sets forth the aggregate number of shares of our common stock acquired in the offering by holders of more than 5% of our common stock.

Participants	Shares of Common Stock	Aggregate Value
Holders of More than 5% (1)
DNCA Finance S.C.S. (2)	200,000	$3,000,000
Entities affiliated with Flagship Pioneering	130,000	$1,950,000
Entities affiliated with FMR LLC	809,800	$12,147,000
Entities affiliated with HarbourVest Partners (2)	800,000	$12,000,000

(1)

Additional details regarding certain of these stockholders and their equity holdings are provided in this Proxy Statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”

(2)	Former holder of more than 5% of our common stock.

May 2022 Registered Direct Offering

In May 2022, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers named therein. Pursuant to the Purchase Agreement, we agreed to issue and sell to such purchasers in a registered direct offering an aggregate of 54,246,358 shares of common stock, including 393,834 shares acquired by our officers and directors and 28,253,422 shares acquired by other related parties, at a purchase price of $1.46 per share. The placement generated gross proceeds of $79.2 million. There were no underwriting or placement fees associated with the transaction. The following table sets forth the aggregate number of shares of our common stock acquired in the offering by holders of more than 5% of our common stock and by our directors and officers.

Participants	Shares of Common Stock	Aggregate Value
Holders of More than 5% (1)
Entities affiliated with Flagship Pioneering	27,397,260	$40,000,000
Entities affiliated with FMR LLC	8,142,077	$11,887,432
Entities affiliated with HarbourVest Partners (2)	2,980,728	$4,337,263
Directors and Officers (1)
Lord Ara Darzi	342,465	$500,000
Duncan McHale	34,246	$50,000
David R. Epstein	17,123	$25,000

(1)

Additional details regarding certain of these stockholders and their equity holdings are provided in this Proxy Statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”

(2)	Former holder of more than 5% of our common stock.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2024 (the “2024 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 620 Memorial Drive, Cambridge, MA 02139 in writing not later than [                ], 2023.

Stockholders intending to present a proposal at our 2024 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our By-laws. Our By-laws require, among other things, that our Secretary receive written notice from a stockholder of record of their intent to present such a proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting no earlier than the close of business on February 9, 2024 and no later than the close of business on March 10, 2024. The notice must contain the information required by our By-laws. In the event that the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after June 8, 2024, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the close of business of the 90th day prior to the 2024 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder’s compliance with this deadline.

In addition to satisfying the foregoing requirements under the By-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

We intend to file a proxy statement and white proxy card with the SEC in connection with the solicitation of proxies for our 2024 Annual Meeting. Stockholders may obtain our proxy statements (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

2022 ANNUAL REPORT

Our 2022 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice Regarding the Availability of Proxy Materials can access our 2022 Annual Report, including our Annual Report on Form 10-K for 2022, at www.proxyvote.com.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder of record on April 17, 2023, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to our Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Evelo Biosciences, Inc., attn: Chief Financial Officer, 620 Memorial Drive, Cambridge, MA 02139 or by electronic mail at mthorell@evelobio.com.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Marella Thorell
Chief Financial Officer & Treasurer

Cambridge, Massachusetts

April [    ], 2023

EXHIBIT A: PROPOSED AMENDED AND RESTATED 2018 PLAN

EVELO BIOSCIENCES, INC. 2018 INCENTIVE AWARD PLAN (As Amended & Restated)

ARTICLE I. PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI.

ARTICLE II. ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III. ADMINISTRATION AND DELEGATION

1. Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

2. Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

ARTICLE IV. STOCK AVAILABLE FOR AWARDS

1. Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. As of the Plan’s original effective date under Section 10.3, the Company ceased granting awards under the Prior Plans; however, Prior Plan Awards remain subject to the terms of the applicable Prior Plan. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

2. Share Recycling. If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award or Prior Plan Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit.

3. Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 78,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4. Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

5. Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $320,000 (other than the fiscal year of a non-employee Director’s initial service as a non-employee Director, which may not exceed $750,000). The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

ARTICLE V. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

1. General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

2. Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.

3. Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant will terminate immediately upon the effective date of such termination of Service).

4. Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5. Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

a. cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

b. if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

c. to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

d. to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

e. to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

f. to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

ARTICLE VI. RESTRICTED STOCK; RESTRICTED STOCK UNITS

1. General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

2. Restricted Stock.

a. Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

b. Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

3. Restricted Stock Units.

a. Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

b. Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

c. Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.

ARTICLE VII. OTHER STOCK OR CASH BASED AWARDS

Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

ARTICLE VIII. ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

1. Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

2. Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

a. To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

b. To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

c. To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

d. To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

e. To replace such Award with other rights or property selected by the Administrator; and/or

f. To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

3. Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

4. General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX. GENERAL PROVISIONS APPLICABLE TO AWARDS

1. Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

2. Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

3. Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

4. Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

5. Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

6. Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may not except pursuant to Article VIII, without the approval of the stockholders of the

Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.

7. Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

8. Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9. Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE X. MISCELLANEOUS

1. No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

2. No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

3. Effective Date and Term of Plan. The Plan originally become effective on the day prior to the Public Trading Date. The Plan, as amended and restated, became effective on March 17, 2023, the date the amended and restated Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders. Unless earlier terminated by the Board, the Plan will remain in effect until March 17, 2033, the tenth anniversary of the date the Board adopted the amended and restated Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan, as amended and restated, is not approved by the Company’s stockholders, the amendment and restatement of the Plan will not become effective and the Plan will continue in full force and effect in accordance with its terms as in effect prior to the date the amended and restated Plan was approved by the Board.

4. Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

5. Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

6. Section 409A.

a. General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

b. Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

c. Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a

“specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

7. Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

8. Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

9. Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this

Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10. Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

11. Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

12. Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

13. Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

14. Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

15. Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

16. Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

17. Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

ARTICLE XI. DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:

1. “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

2. “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

3. “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

4. “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

5. “Board” means the Board of Directors of the Company.

6. “Cause” means (i) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (E) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.

7. “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

8. “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

9. “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

10. “Common Stock” means the common stock of the Company.

11. “Company” means Evelo Biosciences, Inc., a Delaware corporation, or any successor.

12. “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the

Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

13. “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

14. “Director” means a Board member.

15. “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

16. “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

17. “Employee” means any employee of the Company or its Subsidiaries.

18. “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

19. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

20. “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion. Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

21. “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

22. “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

23. “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.

24. “Option” means an option to purchase Shares.

25. “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

26. “Overall Share Limit” means the sum of (i) 5,344,692 Shares; (ii) any shares of Common Stock which are subject to Prior Plan Awards which become available for issuance under the Plan pursuant to Article IV and (iii) an annual increase on the first day of each calendar year beginning January 1, 2019 and ending on and including January 1, 2028, equal to the lesser of (A) 4% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of Shares as is determined by the Board.

27. “Participant” means a Service Provider who has been granted an Award.

28. “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

29. “Plan” means this 2018 Incentive Award Plan.

30. “Prior Plans” means, collectively, the Evelo Biosciences, Inc. 2015 Stock Incentive Plan and any prior equity incentive plans of the Company or its predecessor.

31. “Prior Plan Award” means an award outstanding under the Prior Plans as of the Plan’s original effective date in Section 10.3.

32. “Public Trading Date” means the first date upon which the Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system, or, if earlier, the date on which the Company becomes a “publicly held corporation” for purposes of Treasury Regulation Section 1.162-27(c)(1).

33. “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

34. “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

35. “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

36. “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

37. “Securities Act” means the Securities Act of 1933, as amended.

38. “Service Provider” means an Employee, Consultant or Director.

39. “Shares” means shares of Common Stock.

40. “Stock Appreciation Right” means a stock appreciation right granted under Article V.

41. “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

42. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

43. “Termination of Service” means the date the Participant ceases to be a Service Provider.

* * * * *

EXHIBIT B: PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

EVELO BIOSCIENCES, INC.

Evelo Biosciences, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:

That the Board of Directors of the Corporation duly adopted resolutions recommending and declaring advisable that the Restated Certificate of Incorporation of the Corporation be amended and that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that the first sentence of Article FOURTH of the Restated Certificate of Incorporation be, and hereby is, amended and restated in its entirety to read as follows:

“That, effective at 5:00 p.m., Eastern time, on the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[    ] 1 reverse stock split of the Common Stock (as defined below) shall become effective, pursuant to which each [    ]1 shares of Common Stock issued and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, (a) with respect to holders of one or more certificates, if any, which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share of Common Stock on the date of the Effective Time as reported by The Nasdaq Global Select Market (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (i) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (ii) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (b) with respect to holders of shares of Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any

[1]

Shall be a whole number between and including two and twenty, which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board and stockholders in accordance with Section 242 of the Delaware General Corporation Law).

B -1

holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split (after aggregating all fractional shares), following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 210,000,000 shares, consisting of (a) 200,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (b) 10,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

SECOND:	That, at a meeting of stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation.

THIRD:	That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its                      on this      day of              2023.

EVELO BIOSCIENCES, INC.

By:
Name:
Title:

B -2

SCAN TO VIEW MATERIALS & VOTE w EVELO BIOSCIENCES, INC. 620 MEMORIAL DRIVE VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above CAMBRIDGE, MA 02139 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 7, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/EVLO2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 7, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V15440-P91495 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EVELO BIOSCIENCES, INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. The election of three Class II directors: ! ! ! Nominees: 01) Juan Andres 02) Julie H. McHugh 03) Robert L. Rosiello The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending ! ! ! December 31, 2023. 3. The approval of an amendment and restatement of the Evelo Biosciences, Inc. 2018 Incentive Award Plan (the “2018 Plan”) to increase the number ! ! ! of shares of our common stock, par value $0.001 per share (“Common Stock”), available for issuance thereunder and to extend the term of the 2018 Plan. 4. The approval of amendments to our restated certificate of incorporation to effect a reverse stock split of our Common Stock, at a ratio ranging from any whole number between 1-for-2 and 1-for-20, as determined by our Board of Directors in its discretion, subject to the Board of Directors’ authority ! ! ! to abandon such amendments (the “Reverse Stock Split Proposal”). 5. The approval of an adjournment of the Annual Meeting of Stockholders to a later date or dates, if necessary or appropriate, to permit further solicitation ! ! ! and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V15441-P91495 EVELO BIOSCIENCES, INC. Annual Meeting of Stockholders June 8, 2023 3:00 PM Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Balkrishan “Simba” Gill and Marella Thorell, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EVELO BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 PM Eastern Time on June 8, 2023, via live webcast at www.virtualshareholdermeeting.com/EVLO2023, and any adjournment or postponement thereof with all powers which the undersigned would possess if present at the meeting. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side